Exhibit 10.1
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
TOPGOLF TOPCO, LLC,
a Delaware Limited Liability Company
Dated as of January 1, 2026
THE UNITS OF TOPGOLF TOPCO, LLC, A DELAWARE LIMITED LIABILITY COMPANY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE NOT OTHERWISE BEEN REGISTERED WITH OR QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR ANY OTHER JURISDICTION. THE UNITS HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND CANNOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF AT ANY TIME EXCEPT IN COMPLIANCE WITH (A) THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND (B) APPLICABLE FEDERAL, STATE AND OTHER SECURITIES LAWS. THEREFORE, ANY PURCHASERS OF THE UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS
i

EXHIBITS
Exhibit A    –    Member Schedule
Exhibit B    –    Form of Consent of Spouse
Exhibit C    –    Tax Annex

SCHEDULES
Schedule 2.1         –    Prohibited Transferees

Schedule 9.4         –    Callaway Information Rights
Schedule 6.9(g)(iii)(B)     –    Sale Leaseback Properties

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
TOPGOLF TOPCO, LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, restated, modified or supplemented from time to time in accordance with the terms hereof, this “Agreement”) of Topgolf Topco, LLC, a Delaware limited liability company (the “Company”) is made and entered into as of January 1, 2026 (the “Effective Date”), by and among the Company and the Members listed on the signature pages hereto as Members and admitted from time to time as Members of the Company. The Company is organized under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (as amended from time to time, the “Act”).
RECITALS
WHEREAS, the Company was formed by Callaway TG Holdco, Inc., a Delaware corporation (“Callaway”) pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on December 19, 2025 in accordance with the Act (as amended or modified from time to time, the “Certificate of Formation”);
WHEREAS, Callaway was admitted to the Company as the sole initial Member thereof pursuant to an initial limited liability company agreement for the Company dated as of December 19, 2025 (the “Original LLCA”);
WHEREAS, pursuant to that certain Equity Purchase Agreement, dated as of November 17, 2025 (as may be amended, restated, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”) by and among (i) Topgolf Callaway Brands Corp., a Delaware corporation (“Callaway Parent”), (ii) Callaway and (iii) LGP TG Aggregator, LLC, a Delaware limited partnership (“LGP”), LGP acquired Common Units of the Company as provided in the Purchase Agreement;
WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Members desire to enter into this Agreement to govern certain affairs of the Company and to set forth the other terms and conditions contained herein; and
WHEREAS, the Company and the Members desire to continue the Company as a limited liability company in accordance with the Act and to amend and restate the Original LLCA in its entirety as set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend and restate the Original LLCA in its entirety and agree as follows:
ARTICLE I
ORGANIZATIONAL MATTERS
Section 1.1Continuation. The Members hereby continue the Company under the Act for the purposes and upon the terms and conditions hereinafter set forth. The rights and liabilities of the Members of the Company shall be as provided in the Act, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern.

Upon the Effective Date, Callaway hereby continues as a Member of the Company, and LGP hereby is admitted to the Company as a Member.
Section 1.2Name. The name of the Company is “Topgolf Topco, LLC”. The Company may also conduct business at the same time under one or more fictitious names, as determined by the Board. The name of the Company may be changed to any other name permitted by the Act as the Board may determine from time to time.
Section 1.3Principal Place of Business; Other Places of Business. The principal place of business of the Company shall be located at a place within or outside the State of Delaware as the Board may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Board deems advisable.
Section 1.4Business Purpose. Subject to Section 6.9(g), the Company may (a) carry on any lawful business, purpose or activity permitted to be carried on by limited liability companies under the Act, (b) exercise all rights and powers granted to the Company under this Agreement and any other agreements contemplated hereby, as the same may be amended from time to time, and (c) engage in any other lawful acts or activities incidental or ancillary thereto as the Board deems necessary or advisable for which limited liability companies may be organized under the Act.
Section 1.5Certificate of Formation; Filings. On December 19, 2025, the Company was formed as a limited liability company with the Delaware Secretary of State. Subject to Section 6.9(g), the Board may cause to be executed and filed any amendments to the Certificate of Formation from time to time as the Board shall deem necessary or advisable. The Board may also cause to be made, on behalf of the Company, such additional filings and recordings as it shall deem necessary or advisable.
Section 1.6Registered Office; Designated Agent for Service of Process. The Company shall continuously maintain a registered office and a designated and duly qualified registered agent for service of process on the Company in the State of Delaware. As of the Effective Date: (a) the address of the registered office of the Company in the State of Delaware is c/o, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle; and (b) the Company’s registered agent for service of process at such address is The Corporation Trust Company. Such office and agent may be changed from time to time by the Board.
Section 1.7Term. The term of the Company shall continue until the Company is dissolved in accordance with this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until termination pursuant to this Agreement.
Section 1.8No State-Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer of the Company shall be a partner or joint venturer of any other Member or Officer of the Company, for any purposes; provided, however, that the Company shall continue to be classified as a partnership for U.S. federal and applicable state income tax purposes, and the Company and each Member will file all tax returns and will otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
ARTICLE II
DEFINITIONS
Section 2.1Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreement. In addition, the following terms shall have the meanings ascribed to them below:
“Acceptance Notice” is defined in Section 3.4(b).
“Acceptance Period” is defined in Section 3.4(b).
“Act” is defined in the Preamble.

“Additional Consideration” is defined in Section 4.2(c).
“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 3.3 and who is shown as such on the Member Schedule.
“Affiliate” means, with respect to a specified Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. “Control” (including as used in the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of (a) more than 50% of the securities or other ownership interests in a specified Person or the voting power of a specified Person or (b) the power to direct or cause the direction of management or policies of a specified Person (whether through ownership of voting securities, by agreement or otherwise).
“Agreement” is defined in the Preamble.
“Approved Sale” is defined in Section 7.2(a).
“Ares” means Ares Capital Management LLC and its Affiliates, including any investment fund, managed account, or investment vehicle managed or advised by Ares Capital Management LLC or any of its Affiliates (other than any portfolio company or any fund, account, or vehicle that is not credit-focused, except as the Company and Ares may otherwise agree in writing).
“Ares Investor” means (i) ARCC Blocker Corp., a Delaware corporation, (ii) ASIF HOLDINGS INC., a Delaware corporation, (iii) ADLP HOLDINGS INC., a Delaware corporation, (iv) Ares ND Credit Strategies Fund LLC, a Delaware limited liability company, (v) Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P., a Delaware limited partnership, (vi) Ares SDL III Holdings Inc., a Delaware corporation, (vii) ARES CREDIT INVESTMENT PARTNERSHIP III C LP, a Delaware limited partnership, (viii) Private Credit Fund O, LLC, a Delaware limited liability company, (ix) ACME Private Credit Fund LP, a Delaware limited partnership, (x) Private Credit Fund C-1 Holdco, LLC – Series 1, a Delaware limited liability company, (xi) Private Credit Fund C-1 SPV 2, LLC, a Delaware limited liability company, (xii) ASME Holdings II, L.P. , a Delaware limited partnership, (xiii) ASME O Holdings II LP, a Delaware limited partnership, (xiv) ASME II Holdings II LP, a Delaware limited partnership, and (xv) Ares Direct Finance I LP, a Delaware limited partnership, together with any Permitted Transferee thereof holding Units, including any Affiliate of Ares that acquires Units from an Ares Investor in accordance with this Agreement.
“Assignee” means any Person: (a) to whom a Member (or Assignee thereof) Transfers all or any part of its Units in accordance with the terms of this Agreement, and (b) who has not been admitted to the Company as a Substitute Member pursuant to Section 7.8(a) of this Agreement.
“Assumed Rate” means the highest then currently effective marginal combined U.S. federal, state and local income tax rate (which, for the avoidance of doubt, shall include any applicable Section 1411 net investment income tax) to which an individual or corporation (which is greater) residing or doing business in Los Angeles, California is subject, taking into account the character of any income, gains, deductions, losses or credits and the deductibility of state and local income taxes for U.S. federal income tax purposes (if and to the extent deductible under applicable federal income tax law and taking into account any applicable limitations on the deductibility of such taxes and other items under the Code). For the avoidance of doubt, the Assumed Rate shall be the same for all Members.
“Available Cash” means, as of a specified date and subject to the requirements of the Credit Agreement, all Company cash and cash equivalents then on hand less (a) current payments required to be made in connection with any loan to any of the Group Companies in accordance with this Agreement, (b) payments required in connection with all other expenses and liabilities of the Group Companies, and (c) reserves required to comply with applicable law or any agreement or obligation to which any Group Company is a party or its assets are subject, all as reasonably determined by the Board in good faith.
“Award” is defined in Section 3.2(d).

“Award Agreement” means (a) with respect to any Downstairs Units (and/or corresponding Upstairs Units), the written award agreement pursuant to which Downstairs Units are issued by the Company to Management Holder and/or corresponding Upstairs Units are issued by Management Holder to the recipient of such Upstairs Units in accordance with the terms of this Agreement and the Management Holder LLC Agreement; and (b) with respect to all other Profits Interest Units, the written award agreement pursuant to which Profits Interest Units are issued by the Company to the recipient of such Profits Interest Units in accordance with this Agreement.
“Base Rate” means, for any day, a rate of interest equal to the “prime rate” or “WSJ Prime Rate” as published from time to time in the Wall Street Journal.
“Bankruptcy Case” is defined in Section 6.13(e).
“Blocker Corporation” means any Member that (a) is, and has at all times during which it has directly or indirectly owned Units been, classified as an association taxable as a corporation for U.S. federal income tax purposes, (b) has, since its inception, owned no material assets other than (i) cash, (ii) Units, (iii) notes issued by the Company or any of its Subsidiaries, and/or (iv) equity in other Blocker Corporations or a pass-through entity that meets the requirements of this clause (b) and clause (c), and (c) has, since its inception, incurred no material liabilities other than liabilities arising as a result of ownership of assets described in clause (b). For purposes of this Agreement, Callaway and GEI IX TG Blocker LLC each shall be treated as a Blocker Corporation, assuming clauses (a), (b) and (c) remain satisfied; provided, that Callaway shall not be treated as failing to satisfy clauses (a), (b) or (c) by reason of the transactions contemplated by in the Purchase Agreement.
“Blocker Seller” is defined in Section 7.2(d).
“Board” is defined in Section 6.1.
“Board Chair” is defined in Section 6.2(c).
“Board Member” is defined in Section 6.1.
“Bona Fide Emergency” means a bona fide emergency necessitating the Company to raise capital to avert a default on any material financing arrangement as determined in good faith by the Board.
“Bound Party” is defined in Section 6.13(e).
“Business Day” means any day except Saturday, Sunday or any day on which banks are not open for business in the cities of New York, New York or Carlsbad, California.
“Callaway” is defined in the Recitals.
“Callaway Competitor” means (a) any current or prospective business that is engaged, directly or indirectly, in the design, manufacture, marketing, distribution or sale of golf clubs, golf balls, golf apparel, golf accessories and related equipment and/or (b) any Affiliate of a business or Person described in clause (a).
“Callaway Parent” is defined in the Recitals.
“Capital Account” is defined in Exhibit C.
“Capital Contribution” means the amount of cash (and cash equivalents) and the Fair Market Value of any other property contributed by a Member to the capital of the Company (net of any liabilities assumed by the Company in connection with the contribution or to which the contributed property is subject).

“Certificate of Formation” is defined in the Recitals.
“Co-Sale Notice” is defined in Section 7.3(c)(i).
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee Member” is defined in Section 6.6(b).
“Common Member” means any Member owning Common Units (in its capacity as such an owner) and identified on Exhibit A, as such may be amended from time to time by the Board in accordance with the terms hereof.
“Common Unit” means a Unit representing a fractional part of the ownership of the Company and having the rights, preferences and obligations specified with respect to Common Units in this Agreement.
“Company” is defined in the Preamble.
“Company Assets” means all direct and indirect interests in real and personal property owned by the Company from time to time, and shall include both tangible and intangible property (including cash).
“Confidential Information” is defined in Section 11.11.
“Corporation” means any of the following, as the context may require: (a) any corporation that is the successor to the Company (whether by merger, consolidation, conversion or otherwise) in an IPO Reorganization (including an Up-C Structure) and is the issuer in an Initial Public Offering; (b) any corporation the equity interests in which are received or receivable by Members in exchange for their Units in an IPO Reorganization and that is the issuer in an Initial Public Offering; or (c) any corporation that is a Subsidiary of the Company, the equity interests in which are distributed to the Members in connection with a liquidation of the Company in an IPO Reorganization, and that is the issuer in an Initial Public Offering.
“Credit Agreement” means that certain Credit Agreement, dated as of the Effective Date, by and among Topgolf International, LLC, a Delaware limited liability company, as the borrower, Topgolf Midco, LLC, a Delaware limited liability company, and Ares Capital Corporation, as administrative agent and as collateral agent, the Issuing Banks (as defined in the Credit Agreement) from time to time party thereto and the Lenders (as defined in the Credit Agreement) from time to time party thereto (as amended, restated, amended and restated, supplemented, modified, refinanced or replaced from time to time).
“Distribution Threshold” is defined in Section 3.2(d).
“Downstairs Unit” means each Profits Interest Unit issued by the Company to Management Holder in accordance with this Agreement and designated as such.
“Drag-Along Notice” is defined in Section 7.2(a).
“Effective Date” is defined in the Preamble.
“Eligible Member” is defined in Section 3.4(b).
“Encumbrance” means a security interest, lien, charge, claim, community or other marital property interest, pledge, alienation, mortgage, option, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or any other restriction on use, voting (including any proxy), transfer (including any right of first refusal or similar right), receipt of income or exercise of any other attribute of ownership.

“Equity Incentive Plan” means any equity incentive plan that is duly authorized and adopted by the Company, Management Holder or any of their respective Affiliates, as amended and/or restated from time to time, in each case, in accordance with this Agreement.
“Equity Securities” is defined in Section 3.4(a)(i).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Excluded Securities” is defined in Section 3.4(a)(i).
“Fair Market Value” means, with respect to any non-cash asset (including any equity issued in an Approved Sale pursuant to Section 7.2(b)), the fair value for such asset as between a willing buyer and a willing seller acting in its own interest in an arm’s-length transaction occurring on the date of valuation; provided, that, if Callaway and LGP are unable to agree to the Fair Market Value of any equity issued in an Approved Sale pursuant to Section 7.2(b), then (a) LGP and Callaway shall attempt to resolve such disagreement through good faith dialogue for a period of five Business Days, (b) if LGP and Callaway have not resolved the disagreement following discussions in clause (a), then Callaway shall have the right to cause the Company to engage a nationally recognized financial services firm or appraiser (a “Qualified Appraiser”) reasonably acceptable to Callaway and LGP, and such Qualified Appraiser shall conduct an appraisal of such equity using standard valuation techniques without regard to any illiquidity or minority interest discount, as promptly as possible, but in any event within 45 days of the engagement of such Qualified Appraiser by the Company. Any appraisal conducted by a Qualified Appraiser pursuant to this Agreement shall be final, binding and conclusive (absent fraud). The costs of the Qualified Appraiser appointed by the Company shall be borne by Callaway, unless the Fair Market Value as finally determined by the Qualified Appraiser exceeds the most recent price proposed in writing by LGP during the good faith dialogue contemplated by clause (a) by more than five percent, in which case such costs shall be borne by the Company.
“Fiscal Year” means the fiscal year of the Company ending on December 31.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Entity” means any federal, state, local or foreign government or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.
“Group Companies” means the Company and its Subsidiaries.
“Indemnitee” is defined in Section 6.11(a).
“Initial Common Unit Purchase Price” means $100 per Common Unit, as may be adjusted to reflect any purchase price adjustments pursuant to the Purchase Agreement.
“Initial Common Units” means the Common Units held by a Member immediately following the consummation of the transactions contemplated by the Purchase Agreement.
“Initial Consideration” is defined in Section 4.2(c).
“Initial Public Offering” is defined in the definition of “Public Offering.”
“Initiating Member” is defined in Section 7.3(c)(i).

“IPO Reorganization” means a transaction or series of related transactions in connection with the consummation of an Initial Public Offering pursuant to which Units will be or may be exchanged for or converted into common shares of a C corporation (including a direct or indirect holding corporation or Subsidiary of the Company) that has or has an interest in substantially the same assets as directly or indirectly held by the Company prior to such transaction, which may include an Up-C Structure.
“LGP” is defined in the Recitals.
“Liquidation Event” means a liquidation or dissolution of the Company.
“Liquidator” is defined in Section 10.5(a).
“Management Holder” means that certain entity formed after the date hereof, such that profits interests may be issued to management.
“Management Holder LLC Agreement” means that certain operating agreement of Management Holder, to be entered into concurrently with the formation of Management Holder and after the date hereof, as amended, restated, modified or supplemented from time to time in accordance with the terms thereof.
“Member Group” means a Member and its Affiliates and any employees, directors, stockholders, partners and members of such Member or any of its Affiliates, but excluding the Group Companies.
“Member Sale” is defined in Section 7.3(a).
“Member Schedule” is defined in Section 3.1(b).
“Members” means the Persons identified as Members on the Member Schedule, including any Substitute Members and any Additional Members, each in its capacity as a member of the Company, in each case for so long as such Person continues to own Units. Each Member is referred to individually as a “Member”. For purposes of the Act, the members of the Company shall constitute a single class or group of members.
“New Securities” is defined in Section 3.4(a)(iii).
“Non-Selling Members” is defined in Section 7.3(b)(i).
“Offer Notice” is defined in Section 3.4(b).
“Officer” is defined in Section 6.8.
“Original LLCA” is defined in the Recitals.
“Parent Entity” is defined in Section 7.1(h).
“Parent Indemnitors” is defined in Section 6.11(m).
“Participants” is defined in Section 6.13(a).
“Participating Member” is defined in Section 7.3(c)(i).
“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended by the U.S. Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provisions of U.S. state or local tax laws.

“Percentage Interest” means a Member’s ownership interest in the Company, stated as a percentage, determined by dividing the number of Units held by the Member by the total number of outstanding Units held by all Members.
“Permitted Equity Issuances” is defined in Section 6.9(g)(i)(E).
“Permitted Post-Closing Syndication” is defined in Section 7.1(a).
“Permitted Transferee” means, (a) with respect to an individual Member: (i) any entity in which the Member controls 100% of the voting power and economic interests of such entity or (ii) any trust where the beneficiaries of such trust consist solely of such Member and/or his or her spouse, children, stepchildren, grandchildren or stepgrandchildren, so long as such Member is the sole trustee thereof, or otherwise has sole authority to take action on behalf of the trust; and (b) with respect to any Member that is not an individual, any Affiliate thereof so long as such Member remains an Affiliate thereof (including, in the case of the Ares Investor, any investment fund, managed account or investment vehicle, in each case that is managed or advised by Ares or any of its Affiliates, but excluding any portfolio company or any investment fund that is not a credit-focused fund or a managed account or investment vehicle within a credit-focused fund) (provided, however, that no Group Company shall be considered an Affiliate for this purpose). Notwithstanding the foregoing, in no event shall any Prohibited Transferee or portfolio company of LGP or its Affiliates constitute a “Permitted Transferee”.
“Person” means, any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, other entity or Governmental Entity.
“Preemptive Rights Pro Rata Portion” is defined in Section 3.4(b).
“Proceeding” is defined in Section 6.11(a).
“Profits Interest Member” means any Member owning Profits Interest Units (in its capacity as such an owner) and identified on Exhibit A, as such may be amended from time to time by the Board in accordance with the terms hereof.
“Profits Interest Unit” means a Unit representing a fractional part of the ownership of the Company and having the rights, preferences and obligations specified with respect to Profits Interest Units in this Agreement.
“Prohibited Transferee” means (a) the Persons set forth on Schedule 2.1 or (b) any Affiliate of a Person set forth on Schedule 2.1.
“Public Offering” means (a) an underwritten public offering and sale of the Units in the Company or common stock of a corporation for cash registered under the Securities Act filed with the Commission on Form S-1 (or a successor form adopted by the SEC) (an “Initial Public Offering”), (b) a direct listing transaction, (c) a SPAC Combination or (d) any other transaction or event following which any Equity Securities or any direct or indirect Subsidiary of the Company or Corporation are registered pursuant to Section 12 of the Exchange Act or subject to Section 15 of the Exchange Act (or any similar non-U.S. statute or regulation), or are listed for trading on any securities exchange; provided, that any issuance of common equity interests or rights to acquire common equity interests to existing equityholders or to employees of the Company or its Subsidiaries on Form S-8 (or a successor form adopted by the SEC) or otherwise will not be considered a Public Offering.
“Purchase Agreement” is defined in the Recitals.
“Purchaser” is defined in Section 3.4(b).
“push out election” is defined in Section 5.3(b).
“Put Notice” is defined in Section 7.4(a).

“ROFO Acceptance Notice” is defined in Section 7.3(b)(ii).
“ROFO Acceptance Period” is defined in Section 7.3(b)(ii).
“ROFO Notice Period” is defined in Section 7.3(b)(i).
“ROFO Offer Notice” is defined in Section 7.3(b)(i).
“ROFO Offer Purchase Price” is defined in Section 7.3(b)(i).
“ROFO Sale” is defined in Section 7.3(b)(i).
“ROFO Sale Notice” is defined in Section 7.3(b)(i).
“ROFO Units” is defined in Section 7.3(b)(i).
“Sale of the Company” means the occurrence of any of the following:
(a)other than in connection with an IPO Reorganization, any acquisition (in one or a series of related, bona fide, arm’s-length transactions) of all or substantially all of the Group Companies’ consolidated assets by a Person that is not a Member or an Affiliate thereof or of the Company (an “Unaffiliated Person”) or a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “group”)) of Unaffiliated Persons; or
(b)other than a SPAC Combination, any acquisition (in one or a series of related, bona fide, arm’s-length transactions) of direct or indirect beneficial ownership of more than 50% of the then outstanding Units or other voting securities of the Company (including any surviving entity by merger, consolidation, conversion or otherwise) by an Unaffiliated Person or a group of Unaffiliated Persons, including by merger, consolidation, business combination or other transaction with an Unaffiliated Person, pursuant to which the holders of direct or indirect beneficial ownership of more than 50% of the outstanding Units or other voting securities of the Company immediately prior to such transaction cease to hold direct or indirect beneficial ownership of more than 50% of such outstanding Units or other voting securities, or otherwise cease to control the Company (or, if applicable, such surviving entity), immediately following such transaction; provided, however, that a conversion from a limited liability company to a corporation will not, by itself, be deemed to be a Sale of the Company.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Selling Member” is defined in Section 7.3(a).
“SPAC Combination” means a merger, consolidation, or business combination with, or acquisition or purchase by, a special purpose acquisition corporation or similar entity (each, a “SPAC”) of the Company or any successor to or Subsidiary thereof or any other transaction pursuant to which ownership interests in the Company are exchanged or are exchangeable for securities of the SPAC or its parent company that are registered under the Exchange Act and that are listed for trading on a national securities exchange or substantially equivalent market.
“Subsidiary” means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock (or other interests) entitled to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Substitute Member” means any Person (a) to whom a Member (or Assignee thereof) Transfers all or any part of its Units, and (b) which has been admitted to the Company as a Substitute Member pursuant to Section 7.8 of this Agreement.
“Syndication Party” is defined in Section 7.1(a)(iii).
“Tag-Along Notice” is defined in Section 7.3(c).
“Tag Sale” is defined in Section 7.3(c)(i).
“Tax Advance” is defined in Section 4.4.
“Tax Amount” means the excess, if any, of (a) the product of (i) an amount, if positive, equal to the net taxable income of the Company allocable to a Member (for this purpose, including any gross income allocations made with respect to such Member, but excluding any guaranteed payments) with respect to such Taxable Year through the end of the month preceding the applicable Tax Distribution (determined based upon a good faith estimate by the Board, and, for purposes of this definition, excluding any step up in tax basis created in connection with the closing of the transactions contemplated by the Purchase Agreement), determined as if income and loss of the Company were the only income and loss of such Member (or, as appropriate, of its direct or indirect partners or members) in such Taxable Year and (ii) the Assumed Rate with respect to such Taxable Year, over (b) the sum of (i) the amount of distributions previously made to such Member pursuant to Section 4.3 with respect to such Taxable Year, plus (ii) the amount of tax credits of the Company allocable to such Member with respect to such Taxable Year through the end of the month preceding the applicable Tax Distribution (based upon a good faith estimate by the Board) that would be available under applicable law (determined separately for each applicable jurisdiction) to offset taxes of such Member (or, as appropriate, of its direct or indirect partners or members).
“Tax Distributions” is defined in Section 4.3.
“Taxable Year” means the Company’s Fiscal Year or such other year (a) as is required by Code Section 706 or (b) determined by the Board, if no year is so required by Section 706 of the Code.
“Transfer” means a direct or indirect sale, transfer, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings), whether pursuant to a derivative transaction or through the transfer of any Equity Securities in any Person that directly or indirectly holds the relevant asset (including though one or more other Persons, and including any agreement or commitment to do any of the foregoing). The term “Transferred” shall have a correlative meaning.
“Transferring Member” is defined in Section 7.3(c)(i).
“Treasury Regulations” means the income tax regulations, including temporary regulations and, to the extent taxpayers are permitted to rely on them, proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Unit” means a unit representing a fractional part of the limited liability company interests in the Company having the privileges, preferences, duties, liabilities, obligations and rights set forth herein, including a Member’s right (a) to its share of income, gain, loss and deduction of the Company; (b) to its share of the assets of the Company; (c) to vote on, consent to or otherwise participate in any decision of the Members to the extent provided herein; and (d) to any and all other benefits to which such Member may be entitled as provided herein or the Act, and such limited liability company interest represented by such Units shall be determined in accordance with such privileges, preferences, duties, liabilities, obligations and rights, and shall include the Common Units and Profits Interest Units.
“Unvested Profits Interest Units” means, as of any date of determination, any outstanding Profits Interest Units that remain subject to one or more unsatisfied vesting conditions. For the avoidance of doubt, if as of the date of determination an Upstairs Unit is then unvested, the corresponding Downstairs Unit shall be an Unvested Profits Interest Unit.
“Up-C Structure” means an Initial Public Offering in which the business of the Company is continued to be conducted by the Company as a flow-through entity for U.S. federal income tax purposes, a corporation (which may be a newly formed C corporation) is admitted (if not already admitted) and designated as the “managing member” (or an analogous status) of the Company for purposes of the Act, and certain Members continue to own Units of the Company instead of exchanging such Units for equity in the corporation in connection with the Initial Public Offering. Solely for purposes of this definition, “Company” includes any Person which is the “continuation” of the Company for purposes of Section 708 of the Code, and “Units” shall refer to the analogous equity interests in such Person (if applicable).
“Upstairs Unit” has the meaning set forth in the Management Holder LLC Agreement.
“Vested Profits Interest Units” means, as of any date of determination, those outstanding Profits Interest Units that are not Unvested Profits Interest Units. For the avoidance of doubt, if as of the date of determination an Upstairs Unit is then vested, the corresponding Downstairs Unit shall be a Vested Profits Interest Unit.
“Withheld Member” is defined in Section 4.4.
ARTICLE III
UNITS; MEMBERS
Section 3.1Units.
(a)The limited liability company interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series in accordance with the terms and conditions of this Agreement, and shall be initially divided into two classes: Common Units and Profits Interest Units. The Units shall have the privileges, preferences, duties, liabilities, obligations and rights set forth in this Agreement with respect to such Units.
(b)The Company shall maintain a schedule of all Members, the number and classes of Units held by them, the date of any Transfer or issuance of any Units to them, and their respective notice addresses (the “Member Schedule”), and shall update the Member Schedule upon the issuance or Transfer of any Units to any new or existing Member in accordance with this Agreement. Any update to the Member Schedule by the Company pursuant to this Agreement shall not be deemed to be an amendment to this Agreement. A copy of the Member Schedule shall be kept on file at the Company.
Section 3.2Profits Interest Units. The Company has the general authority to issue Profits Interest Units as set forth in this Section 3.2.
(a)The Company may issue Profits Interest Units to Management Holder and/or to one or more employees, directors, managers, officers, consultants or other service providers of the Company, Management Holder or their respective Affiliates (subject to any limitations that may be set forth in any applicable Equity Incentive Plan). In respect of each issuance to Management Holder of Profits Interest Units that are designated as Downstairs Units, Management Holder shall grant corresponding Upstairs Units to one or more employees, directors, managers, officers, consultants or other service providers of Management Holder, the Company or their respective Affiliates (subject to any limitations that may be set forth in any applicable Equity Incentive Plan).

(b)Unless otherwise determined by the Board, all Profits Interest Units are intended to constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191, and the Company and the recipients of Profits Interest Units shall file all federal income tax returns consistent with such characterization.
(c)The Profits Interest Units that are intended to constitute “profits interests” for federal tax purposes are interests solely in profits and shall have Capital Accounts associated therewith on the date of issuance of zero dollars and shall not at any time receive any distribution that would cause the Capital Account associated therewith to have a negative value or otherwise cause such Profits Interest Units to fail to qualify for “profits interest” federal tax treatment.
(d)In connection with the issuance of any Profits Interest Units intended to constitute “profits interests” for federal income tax purposes (each such issuance, an “Award”), the Board shall establish a “distribution threshold” amount applicable to such Profits Interest Units (each, a “Distribution Threshold”), which Distribution Threshold shall be specified in the Award Agreement(s) for such Award and, if applicable, in the Award Agreement pursuant to which the corresponding Upstairs Units are granted (but for clarity, shall only apply a single time to distributions made in respect of any Downstairs Unit and its corresponding Upstairs Unit). The Distribution Threshold applicable to any Award of Profits Interest Units intended to constitute “profits interests” for federal income tax purposes shall be equal to or greater than the amount determined by the Board to be necessary to cause such Profits Interest Units to have a “zero liquidation value” at grant and thus be eligible to qualify for “profits interests” treatment within the meaning of Revenue Procedure 93-27, 1993-27 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191 (which amount, for clarity, may be zero to the extent that the Profits Interest Units have a zero liquidation value at the time of grant without application of any Distribution Threshold). The Distribution Threshold applicable to any Award of Profits Interest Units may be increased or otherwise equitably adjusted as determined by the Board to reflect Capital Contributions made after such Award and/or other changes in the capitalization of the Company that the Board determines warrant equitable adjustment to preserve the intended economics of such Profits Interest Units (and, in the case of any Downstairs Units, the intended economics of any corresponding Upstairs Units); provided, that no such adjustment shall be made to the extent such adjustment would cause such Profits Interest Units (and, in the case of any Downstairs Units, any corresponding Upstairs Units) to cease to qualify as “profits interests” for federal income tax purposes. Notwithstanding anything to the contrary contained herein, the Board may defer or reduce any distribution that would otherwise be made in respect of any Profits Interest Unit intended to constitute a “profits interest” pursuant to this Agreement, to the extent the Board determines such reduction is necessary or appropriate to ensure that such Profits Interest Unit (and, in the case of any Downstairs Unit, the corresponding Upstairs Unit) will be eligible for treatment as a “profits interest” as that term is defined in Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191.
(e)Profits Interest Units may be subject to vesting, repurchase, redemption and/or forfeiture as determined by the Company and as set forth in this Agreement, the applicable Award Agreement and any applicable Equity Incentive Plan.
(f)If any Profits Interest Unit (excluding any Downstairs Unit which, for clarity, is addressed elsewhere in this Section 3.2(f)) is forfeited prior to its vesting pursuant to the applicable Equity Incentive Plan and/or Award Agreement, and, if any distribution attributable thereto is being held by the Company pursuant to Section 4.2(b), then such amount shall be available for distribution to the other Members pursuant to the provisions of Section 4.2. Any distributions made hereunder to Management Holder with respect to Downstairs Units shall be distributed by Management Holder to the holders of the corresponding Upstairs Units in accordance with the Management Holder LLC Agreement. If any Upstairs Unit is forfeited prior to its vesting pursuant to the Management Holder LLC Agreement (and the applicable Equity Incentive Plan and/or Award Agreement), then the Downstairs Unit corresponding thereto and held by Management Holder shall be immediately forfeited by Management Holder, and retired and canceled by the Company, and, if any distribution attributable thereto is being held by the Company pursuant to Section 4.2(b), then such amount shall be forfeited by the former holder of such Upstairs Unit and shall be available for distribution to the other Members pursuant to the provisions of Section 4.2. If any Upstairs Unit is repurchased or redeemed pursuant to the Management Holder LLC Agreement (and the applicable Equity Incentive Plan and/or Award Agreement), then the

Downstairs Unit corresponding thereto and held by Management Holder shall concurrently be repurchased or redeemed on the same terms, and retired and canceled by the Company (or alternatively, the Company may in its sole discretion first deliver to the holder of the applicable Upstairs Unit the Downstairs Unit corresponding thereto in exchange for such Upstairs Unit, and immediately thereafter retire the Upstairs Unit and repurchase or redeem (or cause any Affiliate to repurchase or redeem) the Downstairs Unit from the former holder of such Upstairs Unit). For the avoidance of doubt, no distribution to the other Members shall be required with respect to amounts being held by the Company pursuant to Section 4.2(b) in the event of any forfeiture, redemption or repurchase of any Profits Interest Unit.
(g)Unless otherwise determined by the Board, each recipient of Profits Interest Units (including Management Holder) shall file with the Internal Revenue Service an election under Section 83(b) of the Code within 30 days following the issuance of any Profits Interest Units, and will deliver to the Company a copy of such election promptly after its filing.
(h)Each Member holding Profits Interest Units hereby authorizes the Board to elect to apply the safe harbor set forth in Proposed Treasury Regulations Section 1.83-3(l) (under which the fair market value of a partnership interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest) if such Proposed Treasury Regulation or similar Proposed Treasury Regulation becomes a Treasury Regulation. If the Board determines that the Company should make such election, the Members hereby authorize the Board to amend this Agreement to provide that (i) the Company is authorized and directed to elect the safe harbor, (ii) the Company and each Member (including any Person to whom a Unit is transferred in connection with the performance of services) agree to comply with all requirements of the safe harbor with respect to all interests transferred in connection with the performance of services while such election remains in effect and (iii) the Company and each Member agree to take all actions necessary, including providing the Company with any required information, to permit the Company to comply with the requirements set forth or referred to in the applicable Treasury Regulations for such election to be effective. The Members hereby consent to the Board taking all actions, including amending this Agreement or limiting distributions to any holder of a Profits Interest Unit, to the extent necessary or appropriate to cause the Profits Interest Units to be treated as profits interests for all U.S. federal income tax purposes.
(i)Neither the Company nor any Member makes any representation, covenant, or guarantee as to the tax treatment or consequences associated with any Profits Interest Units, including as to whether the characterization of the Profits Interest Units issued in consideration of services to or for the benefit of the Company and/or any Affiliate of the Company as a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191, will be respected by the Internal Revenue Service or any other taxing authority. The Members shall be solely responsible for determining the tax consequences to them associated with any issuance to, and ownership of, the Profits Interest Units under this Agreement.
Section 3.3Additional Units; Additional Members; Termination of Membership.
(a)Subject to Section 3.4 and Section 6.9(g), the Board is hereby authorized to cause the Company to issue additional Units for any Company purpose, at any time or from time to time, to the Members or to other Persons, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Board. The terms of such admission may provide for the creation of different classes or series of Units having different rights, powers and duties.
(b)As a condition to being admitted as a Member of the Company, any Person shall agree to be bound by the terms of this Agreement by executing and delivering a counterpart signature page or joinder to this Agreement in a form approved by the Board, and shall make the representations and warranties set forth in Section 11.2 as of the date of such Person’s admission to the Company. An issuance of Units by the Company to a Person shall not be recognized on the books and records of the Company, and such Person shall not be recognized as having been issued such Units, if such issuance was not duly approved and conducted in compliance with this Agreement. Any such issuance of Units or purported issuance of Units that is not duly approved or conducted in compliance with this Agreement shall be null and void, ab initio.

(c)A Member shall not cease to be a Member solely as a result of the bankruptcy of such Member or any other events specified in Section 18-304 of the Act. A Member shall be deemed to have resigned, withdrawn, or terminated his, her or its membership only upon (i) such Member ceasing to hold any Units of the Company or (ii) the liquidation, dissolution or wind-up or death of such Member. Except as set forth above, no Member shall be entitled to resign or withdraw as a Member or terminate his, her or its membership with the Company. No resignation, withdrawal or termination of membership by a Member shall, in and of itself, cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event, the Company shall be continued without dissolution.
Section 3.4Preemptive Rights.
(a)For purposes of this Agreement, the following terms shall have the following meanings:
(i)“Equity Securities” means (A) Units or other equity interests (e.g., capital stock) of any of the Group Companies and (B) options, warrants or other convertible securities (including convertible debt securities) exercisable for or convertible into Units of any of the Group Companies.
(ii)“Excluded Securities” means (A) Equity Securities issued to current or former employees or other service providers pursuant to any Equity Incentive Plan or otherwise as approved by the Board and pursuant to Section 6.9(g), including Awards of Profits Interest Units and Equity Securities issuable upon the exercise, settlement or vesting of any award issued under any such Equity Incentive Plan; (B) Equity Securities issued in connection with any reclassification or subdivision of, or as a dividend or other distribution on, Equity Securities of the Company; (C) Equity Securities issued to a lender in connection with debt (other than convertible debt) financings approved by the Board and subject to Section 6.9(g); provided, that the sources of such debt financings are not affiliated with any Member; (D) Equity Securities issued pursuant to any Public Offering approved by the Board and pursuant to Section 6.9(g); and (E) Equity Securities issued to one or more third parties that is not a Member, a Group Company or an Affiliate thereof as consideration in connection with any acquisition, merger, joint venture or other similar strategic transaction with such third parties, by a Group Company, in each case on terms and conditions approved by the Board and pursuant to Section 6.9(g).
(iii)“New Securities” means all Equity Securities other than Excluded Securities.
(b)In the event a Group Company proposes to issue any New Securities, the Company shall give written notice (the “Offer Notice”) to each Member that owns at least 1% of the issued and outstanding Common Units of the Company (each, an “Eligible Member”), stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. By written notification (an “Acceptance Notice”) to the Company within 20 days after the Offer Notice is given (the “Acceptance Period”), each Eligible Member may elect to purchase for cash, at the price and on the other terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Units then held by such Eligible Member bears to the Units then held by all Eligible Members (such portion, the “Preemptive Rights Pro Rata Portion”). The failure of an Eligible Member to submit an Acceptance Notice by the end of the Acceptance Period shall be deemed a waiver by such Eligible Member of the rights set forth in this Section 3.4 with respect to the applicable issuance of New Securities. If any of the New Securities referred to in the Offer Notice are not purchased by the Eligible Members as provided in this Section 3.4(b) (or if the rights set forth in this Section 3.4 are waived with respect to an issuance of New Securities by the Eligible Members), the Company may, during the 120 day period following the expiration of the Acceptance Period (or the date of such waiver), offer and sell the remaining New Securities to any Person or Persons (collectively, the “Purchaser”) at a price not less than, and upon terms not more favorable in the aggregate to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 45 days of the execution thereof (as such 45 day period may be extended by the Company for up to 45 additional days to obtain any required approvals of any Governmental Entity or, as necessary, for the Purchaser (as defined below) to obtain debt financing for the purchase of the New Securities), the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Eligible Members in accordance with this Section 3.4. The provisions of this Section 3.4 shall not apply to the issuance of Common Units on the Effective Date.
(c)Notwithstanding anything herein to the contrary, the Company may issue New Securities to a Purchaser without first complying with this Section 3.4 if the Board determines to do so in its discretion; provided, that, within 30 days after such issuance, the Company offers to each Eligible Member the opportunity to purchase, at the Company’s election, either (i) from the Company, such Eligible Member’s Preemptive Rights Pro Rata Portion of (x) the aggregate number of New Securities issued prior to compliance with this Section 3.4, plus (y) the number of New Securities thereafter issued pursuant to this Section 3.4(c), or (ii) from the Purchaser (or the Company in connection with a corresponding redemption or repurchase by the Company from the Purchaser), such Eligible Member’s Preemptive Rights Pro Rata Portion of the aggregate number of New Securities issued prior to compliance with this Section 3.4, in either case of foregoing clause (i) or clause (ii), in accordance with this Section 3.4 (but in any case, adding to the purchase price to be paid by such Eligible Members any yield that accrues on such New Securities through the date of such purchase by such Eligible Member). In such case, the Company shall adjust the economic terms of the issuance, or of the New Securities issued, pursuant to this Section 3.4(c) in order to preserve for the Purchaser therein or thereof the rights to any distributions made by the Company occurring between the time of the issuance as contemplated by the other provisions of this Section 3.4 and the time of the actual issuance in accordance with this Section 3.4(c). Each Eligible Member may accept the offer to purchase New Securities pursuant to this Section 3.4(c) by delivering to the Company written notice thereof, subject to the same time frames and terms set forth in this Section 3.4.
Section 3.5Capital Contributions.
(a)Nothing herein will require any Member to make additional Capital Contributions to the Company, without the prior written consent of such Member, and no Member shall be permitted to make any additional Capital Contributions, without the prior written consent of the Board, subject to Section 6.9(g). All Capital Contributions shall be made in cash.
(b)In the event that a Member Transfers any Units in accordance with the terms of this Agreement, the transferee of such Unit shall succeed to such Member’s unreturned Capital Contributions to the extent it relates to such transferred such Unit.
(c)No Member shall be entitled to withdraw all or any portion of such Member’s Capital Contributions or to receive any distribution from the Company in respect thereof, except in accordance with the terms of this Agreement (and any such withdrawal or distribution, if and to the extent permitted under this Agreement, shall be made solely from the Company Assets).
Section 3.6Capital Accounts. A separate capital account shall be established and maintained at all times throughout the full term of the Company for each Member in accordance with Code Section 704(b) and the tax annex attached hereto as Exhibit C.
Section 3.7Uncertificated Units. Each Member acknowledges that the Units are not represented by certificates (unless the Board determines to issue certificates).
Section 3.8Member Loans. Subject to Section 6.9(g), to the extent the Board determines necessary or advisable for the business of the Company, one or more Members may, but shall not be obligated to, make loans or otherwise lend funds to, act as surety or endorser for, assume one or more specific obligations of, provide collateral for, or enter into other credit, guarantee, financing or refinancing arrangements with or for the benefit of, the Company, in each case, on terms that are on no worse, individually or in the aggregate, than arms’ length terms. No loans or other extensions of credit made by any Member to or for the benefit of the Company or its Affiliates shall have any effect on such Member’s Units, such loans or other extensions of credit representing a debt of the Company payable or collectible solely from the assets of the Company in accordance with the terms and conditions upon which such loans were made. Notwithstanding the foregoing or anything herein to the contrary, in no event will any Member be required to make loans or otherwise lend funds to, act as surety or endorser for, assume one or more specific obligations of, provide collateral or credit support for, or enter into other credit, guarantee, financing or refinancing arrangements with or for the benefit of, the Company, or otherwise grant or suffer any Encumbrance on its assets (including such Member’s Units) in respect of any of the foregoing, in each case, without the prior written consent of such Member.
Section 3.9Liability of Members. Notwithstanding anything to the contrary contained herein and except as otherwise required by any non-waivable provision of the Act or other applicable law: (a) no Member in its capacity as such shall be personally liable in any manner whatsoever for any debt, liability or other obligation of the Company, whether such debt, liability or other obligation arises in contract, tort or otherwise, solely by reason of being a Member of the Company; and (b) no Member in its capacity as such shall in any event have any liability whatsoever in excess of the following (without duplication), solely by reason of being a Member of the Company: (i) its share of any assets and undistributed profits of the Company, and (ii) the amount of any wrongful distribution to such Member, if, and only to the extent, the return of such wrongful distribution is required by this Agreement or by a non-waivable provision of the Act. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not, in itself, be grounds for imposing personal liability on any Member for debts, obligations and liabilities of the Company. All Persons dealing with the Company will have recourse solely to the assets of the Company for the payment of the debts, liabilities and obligations of the Company. Nothing in this Section 3.9 shall be deemed to limit a Member’s liability to the Company in respect of any breach by such Member of any express provision of this Agreement.
ARTICLE IV
DISTRIBUTIONS
Section 4.1Distributions Generally. Except as otherwise provided in this Article IV or in Article X, the Board shall determine in its sole discretion whether to cause the Company to make distributions to the Members.
Section 4.2Distributions.
(a)Subject to the other provisions of this Article IV, Section 6.9(g) and Section 10.5, and except in connection with a Liquidation Event, the Board may in its sole discretion from time to time authorize distributions in cash out of Available Cash to the Members on a pro rata basis based on the Members’ Percentage Interest.
(b)Notwithstanding anything to the contrary contained herein, (i) unless otherwise set forth in the applicable Equity Incentive Plan (if any) or applicable Award Agreement, no Member will share in any distribution under Section 4.2 with respect to Profits Interest Units until aggregate distributions have been made to all Members pursuant to this Agreement following such Award of Profits Interest Units in an amount equal to the applicable Distribution Threshold of such Profits Interest Units (as may be adjusted to reflect Capital Contributions (if any) made and any other changes in the Company’s capitalization on or after the date of such Award); and (ii) no Member shall receive any distributions pursuant to Section 4.2 with respect to any Profits Interest Units that are Unvested Profits Interest Units as of the date of distribution, but the distributions that would otherwise have been made pursuant to Section 4.2 in respect of any such Unvested Profits Interest Unit (had such Unvested Profits Interest Unit then been a Vested Profits Interest Unit) shall instead be held in a separate reserve by the Company for distribution to the holder of such Unvested Profits Interest Unit should the Unvested Profits Interest Unit become vested; and (iii) upon the vesting of any Profits Interest Unit that was an Unvested Profits Interest Unit, the holder of such Profits Interest Unit shall be entitled to receive any distributions held in reserve for such Profits Interest Unit pursuant to the foregoing clause (ii) as soon as reasonably practicable following vesting. In the event that an Unvested Profits Interest Unit (or corresponding Upstairs Unit) is forfeited, repurchased or redeemed prior to vesting, then any such amounts held back in reserve for such Unvested Profits Interest Unit pursuant to the foregoing clause (ii) shall be forfeited by the Member (and any holder of the corresponding Upstairs Unit) for whose benefit such amounts were held back and the Member that held such Unvested Profits Interest Unit shall not be entitled to any other distributions or other amounts in respect of such forfeited, repurchased or redeemed Unvested Profits Interest Unit.
(c)In the event of any Sale of the Company (including an Approved Sale), the net proceeds from such transaction (after reduction for any reasonable and documented fees and expenses incurred by the Company) shall be allocated among the Members participating in such transaction on a pro rata basis (based on the number of Units included in such transaction), subject to Section 4.2(b). If any portion of the consideration payable in such Sale of the Company is placed into escrow, held back and/or is payable to the participating Members subject to contingencies (such portion of the consideration, the “Additional Consideration”), (i) the portion of the consideration from the Sale of the Company that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Members in accordance with the first sentence of this Section 4.2(c) as if the Initial Consideration were the only consideration payable in connection with such Sale of the Company and (ii) any Additional Consideration which becomes payable to the participating Members upon satisfaction of such contingencies shall be allocated among the Members in accordance with the first sentence of this Section 4.2(c) after taking into account the previous payment of the Initial Consideration as part of the same transaction.
Section 4.3Tax Distributions. Notwithstanding any other provision in this Agreement to the contrary, except to the extent the Board in good faith determines the Company has (or would, following such distribution, have) insufficient Available Cash, the Board shall cause the Company to make cash distributions to the Members at least quarterly and no later than April 10, June 10, September 10, and December 10 of each year (the “Tax Distributions”) in an amount so that each such Member has received at least an amount equal to such Member’s Tax Amount; provided, that all Tax Distributions shall be made to all Members pro rata based on such Member’s Percentage Interest (as adjusted in good faith by the Board to take into account any adjustments to the Members’ Percentage Interests during the relevant period). The Board may adjust subsequent Tax Distributions up or down to reflect any variation between prior estimates used to calculate Tax Distributions and the Tax Distributions that would have been computed under this Section 4.3 based on subsequent information. All Tax Distributions shall be treated as an advance against, and shall reduce dollar-for-dollar, subsequent distributions that otherwise would be made pursuant to this Article IV and Section 10.5(b). If the Company lacks sufficient cash that is available at such time for distribution to make the full amount of any Tax Distribution (as determined in good faith by the Board in accordance with the first sentence of this Section 4.3), then the Company shall not be required to borrow any money for purposes of making such a Tax Distribution, and the Company shall use commercially reasonable efforts to distribute the amount of cash available on a pro rata basis (according to the amounts that would have been distributed to each Member pursuant to this Section 4.3 if Available Cash existed in a sufficient amount to make such Tax Distribution in full) and shall use commercially reasonable efforts to make an additional Tax Distribution, on a pro rata basis (according to the amounts that would have been distributed to each Member pursuant to this Section 4.3 if Available Cash existed in a sufficient amount to make such Tax Distribution in full) out of the first cash available for distribution (as determined in good faith by the Board) in subsequent taxable years to make up for such shortfall. For the avoidance of doubt, no Member shall be entitled to any payment under this Section 4.3 in connection with (A) a change of control transaction, liquidity event, sale of the Company, Liquidation Event or similar transaction, or (B) income recognized by any Member with respect to the issuance or vesting of such Member’s Units or any guaranteed payment in respect of services provided by such Member.
Section 4.4Withholding and Indemnification.
(a)If any of the Group Companies are required by applicable law to make any payment to any Governmental Entity or to any other Person (or otherwise makes a payment) that is specifically attributable to a Member or a Member’s status as such, including income taxes imposed on a Group Company as a result of an assessment, adjustment or similar claim by any taxing authority, federal withholding taxes (including pursuant to Section 1446(f)(4) of the Code), and taxes arising under the Partnership Tax Audit Rules (a “Tax Advance”), then such Member (the “Withheld Member”) shall indemnify and contribute to the Company in full for the entire amount paid by such Group Company (including interest, penalties and related expenses); provided, that no such indemnification will be considered a Capital Contribution for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Board may offset distributions (including Tax Distributions) to which the

Withheld Member is otherwise entitled under this Agreement against such Withheld Member’s obligation to indemnify the Company under this Section 4.4 or with respect to any other amounts owed by the Withheld Member to any Group Company. Except to the extent actually reimbursed in cash by such Person pursuant to this Section 4.4, (i) any income taxes paid by a Group Company, (ii) any other taxes paid or withheld by a Group Company and (iii) any withholding or similar taxes imposed on amounts payable to a Group Company (in each case, in respect of the Withheld Member’s tax obligations) shall in each case be treated for purposes of this Agreement as an amount actually distributed to the Withheld Member at the time paid or withheld. For purposes of this Section 4.4, an amount shall be considered paid or withheld if, and at the time, timely remitted to a Governmental Entity without regard to whether the remittance occurs at the same time as the distribution or allocation to which it relates; provided, that an amount actually withheld from a specific distribution with respect to a specific allocation shall be treated as if it were distributed at the time such distribution or allocation occurs. A Withheld Member’s obligation to indemnify and make contributions to the Company under this Section 4.4 shall survive the transfer, forfeiture or other disposition of such Withheld Member’s Units and the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.4 the Company shall be treated as continuing in existence. The Board may cause the Company to pursue and enforce all rights and remedies it may have against each Member under this Section 4.4, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus six percentage (6%) points per annum (but not in excess of the highest rate per annum permitted by applicable law), compounded on the last day of each fiscal quarter. For the avoidance of doubt, any taxes, penalties, and interest payable under the Partnership Tax Audit Rules by the Company or any fiscally transparent entity in which the Company owns an unblocked interest shall be treated as specifically attributable to the Members of the Company, and the Board shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such taxes, penalties or interest to those Members to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as reasonably determined by the Board.
(b)Notwithstanding any provision in this Agreement to the contrary and without limiting this Section 4.4(b), the Company is authorized to take any and all actions that it determines to be necessary or appropriate to ensure that the Company satisfies its withholding and tax payment obligations under Section 1441, 1442, 1445, 1446, 1471, 1472, or any other provision of the Code (or other applicable law).
(c)In the event that the Company determines in good faith, based on the advice of its tax advisors, that the grant or vesting of any Units may be, or may be treated by any Governmental Entity as, an event in respect of which a tax is required to be withheld, the Company may withhold from such grant or vesting a portion of the Units having a Fair Market Value equal to the amount of such withholding tax or require that the relevant Member pay any part or all of such withholding tax to the Company in cash.
Section 4.5Distributions in Kind. No right is given to any Member to demand or receive property other than cash as provided in this Agreement. Subject to Section 6.9(g), the Board may cause the Company to make distributions of Company Assets in kind. Any in-kind distributions shall be valued at their Fair Market Value as of the date of distribution and shall be made in such a fashion as to ensure that each Member receives its proportionate share of such in-kind distributions (as determined in accordance with this Article IV).
Section 4.6Return of Distributions of Capital.
(a)Except as expressly set forth in this Agreement, no Member will be obligated by this Agreement to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company, except that:
(i)If a court of competent jurisdiction holds that a Member is obligated to return or repay any part of any distribution notwithstanding this Agreement, then such obligation will bind such Member alone and not any other Member or any Manager.

(ii)If a Member is required to return or repay all or any portion of any distribution under circumstances that are not unique to such Member but that would have been applicable to all Members if such Members had been named in the lawsuit against the Member in question (such as where a distribution was made to all Members and rendered the Company insolvent, but only one Member was sued for the return of such distribution), then the Member that was required to return or repay the distribution (or any portion thereof) will be entitled to reimbursement from the other Members that were not required to return the distributions made to them based on each such Member’s relative share of the distribution in question.
(b)For the avoidance of doubt, the provisions of this Section 4.6 are solely for the benefit of the Members and will not be construed as benefiting any third party.
(c)The amount of any distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company will be added to the account or accounts from which it was subtracted when it was distributed to such Member.
Section 4.7Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Board, on behalf of the Company, shall be required to make a distribution to any Person in violation of the Act or other applicable law or the restrictions contained in any agreement evidencing the terms of any indebtedness of the Group Companies.
ARTICLE V
TAX MATTERS
Section 5.1Tax Annex. All tax matters not governed pursuant to the body of this Agreement shall be governed by the tax annex attached hereto as Exhibit C, which is hereby made part of this Agreement for all purposes.
Section 5.2Tax Returns.
(a)The Company shall prepare all required U.S. federal, state, local and foreign tax returns, which may be required by a jurisdiction in which the Group Companies operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed.
(b)The Company shall provide LGP and Callaway with quarterly U.S. federal, state and local tax estimates (including allocations of such estimated amounts to the Members) and any other information concerning the Group Companies as is required to enable the Members (or any beneficial owner of the Members) to pay estimated taxes and to comply with any financial reporting obligations of the Members (or any beneficial owner of the Members) with respect to taxes to be delivered to each Member (i) for the first quarter of each Taxable Year, by February 28, (ii) for the second quarter of each Taxable Year, by May 15, (iii) for the third quarter of each Taxable Year, by August 15, and (iv) for the fourth quarter of each Taxable Year, by November 15.
(c)The Company shall cause to be sent to Callaway and LGP, reasonably promptly after the end of each Taxable Year but in all events by February 28 (or in the case where the taxable year of the Company is comprised of a period less than 12 months, reasonably promptly after the end of such Taxable Year), the tax information concerning the Company that is necessary to prepare such Member’s income tax extension payments for that Taxable Year.
(d)The Company shall cause to be sent to LGP, Callaway and the Ares Investor, reasonably promptly after the end of each Taxable Year but in all events by June 15th (or in the case where the taxable year of the Company is comprised of a period less than 12 months, reasonably promptly after the end of such Taxable Year), a final Schedule K-1 (and, if applicable, Schedule K-3) and all other tax information concerning the Company that is necessary to prepare such Member’s income tax returns for that Taxable Year. Should a final Schedule K-1 not have been provided by the Company by February 15th after the end of a Taxable Year, the Company shall provide an estimated Schedule K-1 (and, if applicable, Schedule K-3) by such date to each Person who was a Member at any time during the Taxable Year. Upon request of LGP, Callaway or the Ares Investor, the Company shall reasonably promptly provide to such requesting party any additional information with respect to taxes that is reasonably necessary or appropriate to prepare its financial reports.
(e)The Company shall (A) provide Callaway with at least 30 days prior to the due date of federal, state and local income tax returns (including extensions) to review such draft tax returns, reports, information and supporting working papers, (B) reasonably respond to any inquiries about such drafts from Callaway or its advisors, and (C) consider in good faith any reasonable comments of Callaway. In addition, not more than ten (10) days after the date on which the Company files its federal income tax return or any state or local or non-U.S. income tax return, a copy of such returns shall be furnished to Callaway. The Company’s obligations under this Section 5.2(e) shall expire if Callaway or its Affiliates hold less than 25% of Callaway’s Initial Common Units.
Section 5.3Tax Matters Member.
(a)LGP or its designee shall be the “partnership representative” of the Company for purposes of Code Section 6223 (as in effect on the date hereof) and corresponding provisions of any state or local tax law and shall be the “tax matters partner” of the Company for any applicable tax regime (in such capacities, collectively, the “Tax Matters Member”). The Tax Matters Member is hereby authorized to (i) designate any other Person selected by the Board as the “partnership representative,” (ii) designate any individual selection by the Board as the “designated individual” and (iii) take, or cause the Company to take, such other actions as may be necessary or advisable pursuant to Treasury Regulations or other guidance to ratify the designations, pursuant to this Section 5.3(a), of the Tax Matters Member (or any other Person selected by the Board) as the “partnership representative” and the selected individual as the “designated individual.” In such capacities, the Tax Matters Member shall act in compliance with the provisions of this Agreement. The Tax Matters Member shall have all of the rights, duties, powers and obligations provided to it in such capacities, including the management of audits, controversies and litigations of the Company conducted by the United States Internal Revenue Service or any other taxing authority pursuant to the audit procedures under the Code and the Treasury Regulations promulgated thereunder or other applicable law; provided, that the Tax Matters Member shall promptly notify the Members of any such audit, controversy or litigation and shall provide the Members with any information reasonably requested by the Members with respect to such audit, controversy or litigation. The Tax Matters Member shall also keep Callaway reasonably informed as to the status of any such audit, controversy or litigation (including, without limitation, promptly providing copies of any correspondence with tax authorities and providing a reasonable opportunity to comment on drafts of any such correspondence) and shall provide Callaway with notice reasonably in advance of any material meetings or conferences with respect to any such audit or tax proceeding (including any material meetings with counsel or advisors with respect to such audits or proceedings), and Callaway will have the right to participate in any such meetings or conferences at Callaway’s expense. Until Callaway or its Affiliates hold less than 25% of Callaway’s Initial Common Units, the Tax Matters Member shall not settle or compromise any such audit, controversy or litigation that would have an adverse and disproportionate effect on Callaway without Callaway’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall indemnify and reimburse the Tax Matters Member and designated individual for all reasonable out-of-pocket expenses, including legal and accounting fees, claims, liabilities, losses and damages, incurred in its capacity as such in connection with any administrative or judicial proceeding with respect to any tax return or tax liability of a Group Company. The provisions for exculpation and indemnification of the various Persons set forth in Section 6.11, shall be fully applicable to the Person acting as Tax Matters Member and the individual acting as the designated individual. Nothing herein will be construed to restrict the Tax Matters Member from engaging an accounting firm or legal counsel to assist it in discharging its duties hereunder. Each Member agrees that any action taken by the Tax Matters Member (or its Representatives) in its capacity as such and in compliance with this Agreement and the Purchase Agreement in connection with audits of the Company shall be binding upon such Members, and each such Member further agrees that such Member shall not treat any Company item inconsistently on such Member’s income tax return with the treatment of the item on the Company’s return and that such Member shall not independently act with respect to tax audits or tax litigation affecting the Company, unless previously authorized to do so in writing by the Board.
(b)Tax Elections. Except as otherwise provided in this Agreement, the Tax Matters Member shall have the authority, in its reasonable discretion, to make any and all elections for U.S.

federal, state, and local tax purposes, including any election, if permitted by applicable law, to extend the statute of limitations for assessment of tax deficiencies against or with respect to Members with respect to adjustments to the Company’s U.S. federal, state, or local tax returns, and including any election provided in Section 6226 of the Code (and any applicable regulations or other guidance thereunder, and any corresponding state or local elections) in connection with any audit or other applicable proceeding that could result in any material tax liability (a “push out election”). If, with respect to any such audit or other applicable proceeding, a push out election is not made, then any “imputed underpayment” imposed on the Company under Section 6225 of the Code (or any similar state or local tax liability imposed on the Company) shall constitute a Tax Advance on behalf of the applicable Members (as determined in good faith by the Board) in accordance with Section 4.4 hereof and treated accordingly. Each Member will, upon request by the Tax Matters Member, supply the information necessary to give proper effect to any such election. Upon the request of Callaway, at any time that Callaway or its Affiliates hold at least 25% of Callaway’s Initial Common Units, the Tax Matters Member shall cause each Group Company that is classified as a partnership for applicable income tax purposes to have in effect an election under Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law).
ARTICLE VI
GOVERNANCE
Section 6.1Board of Managers.
(a)The business and affairs of the Company shall be managed by or under the direction of its board of managers (the “Board”). Each member of the Board (“Board Member”) shall be a “manager” of the Company for all purposes of the Act. Except as otherwise expressly provided in this Agreement, (i) all decisions, determinations, actions, approvals or consents relating to the management and control of the conduct of the business of the Company and its affairs shall be made by the Board and (ii) the Board shall have the sole power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Board (including through the delegation of authority to a committee of the Board and the appointment of Officers in accordance with this Agreement). Without limiting the foregoing general powers, but except as otherwise expressly provided in this Agreement, the Board is hereby authorized and empowered, on behalf and in the name of the Company, or through agents as the Board may deem appropriate, without triggering any voting, consent, appraisal or other rights of any Member or other Person under this Agreement or otherwise arising under applicable law, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Company, to exercise or direct the exercise of all of the powers of the Company under the Act and this Agreement and to effectuate the purposes of the Company. Notwithstanding any contrary provision of this Agreement, the Board shall have no authority to knowingly perform any act that would subject any Member (in its capacity as a Member of the Company) to liability for the debts, liabilities or obligations of the Company.
(b)No Board Member in his or her capacity as such shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any obligations on behalf of the Company or authorize any of the foregoing, other than specific acts that are expressly and duly authorized by the Board (or a duly authorized committee thereof).
(c)Unless otherwise approved by the Board, a Group Company shall be designated as the “manager” or general partner of each Subsidiary of the Company.
Section 6.2Composition of the Board; Observer.
(a)Subject to Section 6.2(e), the Board shall consist of six Board Members, and each Board Member shall remain in office until his or her death, resignation or removal. All Board Members must be individuals.
(b)(i) LGP shall be entitled to designate three Board Members (the “LGP Managers”), (ii) Callaway shall be entitled to designate two Board Members (the “Callaway Managers”); provided, that, (A) from and after the date Callaway holds fewer than 45% of its Initial Common Units but more than 20% of its Initial Common Units, Callaway shall only be entitled to designate one Board

Member and (B) from and after the date Callaway ceases to hold at least 20% of its Initial Common Units, Callaway’s right to designate any Board Members hereunder shall terminate, and (iii) the Company’s then-current Chief Executive Officer shall be a Board Member (the “CEO Manager”).
(c)The Board may appoint from among the Board Members a Chair of the Board (the “Board Chair”). If the Board appoints a Board Chair, the Board Chair shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Board Chair shall preside at all meetings of the Board and shall have such other authorities as expressly provided in this Agreement. For the avoidance of doubt, the Board Chair shall not be deemed an Officer.
(d)From and after the date Callaway no longer has the right to designate any Board Members, so long as Callaway holds at least 10% of its Initial Common Units, Callaway shall be entitled to designate one individual as an observer on the Board (the “Board Observer”) to attend each meeting of the Board and committee thereof. The Board Observer shall not have any voting rights. The Board Observer shall be provided with copies of all notices, reports, minutes, consents and other documents and materials at the time and in the manner as are provided to each Board Member or Committee Member. The Board Observer will be reimbursed by the Company for his or her reasonable out-of-pocket costs, fees and expenses incurred in attending meetings of the Board. Notwithstanding the foregoing, (i) the Board Observer may be excluded from any committee of the Board on which no LGP Manager serves and is comprised solely of independent managers established specifically to consider, evaluate or approve matters where participation by the Board Observer or a Callaway Manager reasonably creates a conflict of interest under applicable law (an “Independent Committee”) and (ii) the Board Observer may be excluded from any portion of a meeting or withheld any materials to the extent the Board determines in good faith that such exclusion or withholding is reasonably necessary to preserve attorney-client privilege or to address conflicts of interest.
(e)If a Member ceases to have the right to appoint a Board Member to the Board, (i) any applicable Board Member(s) designated by such Member shall automatically cease serving on the Board and (ii) the number of Board Members shall decrease by the number of seats formerly designated by such Member.
Section 6.3Designation of Board Members. The following is a list of names of the individuals designated to be Board Members as of the Effective Date:

Name	Role
J. Kristofer Galashan	LGP Manager
Joshua Farran	LGP Manager
Andrew Lee	LGP Manager
Oliver G. "Chip" Brewer	Callaway Manager
Brian Lynch	Callaway Manager
one (1) Board Member who shall be the then-current Chief Executive Officer of the Company	Callaway Manager
Section 6.4Resignation; Removal; Replacement.
(a)Any Board Member may resign by giving written notice to that effect to the Board. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.
(b)Any Board Member may be removed from, or replaced on, the Board at any time, with or without cause, by, and only by, the Member(s) entitled to appoint such Board Member under Section 6.2. To effect such removal or replacement, the entitled Member(s) shall send written notice thereof to the Board. Such removal or replacement shall be effective upon receipt of such written notice, unless it is specified to be effective at some other time or upon the occurrence of some other event.
(c)The Board will have and may exercise all of its powers notwithstanding the existence of one or more vacancies on the Board, subject to the number of Board Members required for a quorum or for any vote or other actions.
(d)Notwithstanding anything to the contrary herein, from and after the date that Callaway no longer has the right to appoint any Board Members, any provisions set forth herein requiring approval by a Callaway Manager (or that the presence of Callaway Manager is required for a quorum) shall terminate.
Section 6.5Meetings of the Board.
(a)Place of Meetings; Waiver of Notice. Meetings of the Board may be held at such place or places as will be determined by the Board or, in the case of a special meeting of the Board, by the Board Member(s) calling the special meeting.
(b)Regular Meetings. Regular meetings of the Board will be held quarterly on dates determined by the Board or in such other intervals as may be fixed by the Board. Meetings shall be held in a location or by telephone or videoconference as determined by the Board. The agenda for each regular meeting of the Board will be prepared by the Board Chair.
(c)Special Meetings. Special meetings of the Board may be called by any Board Member. The agenda for each special meeting of the Board will be prepared by the Person or Persons calling the special meeting. Special meetings shall be held in a location or by telephone or videoconference as determined by the Board.
(d)Participation by Telephone or Videoconference. The Board shall ensure that any Board Member may participate in any regular or special meetings of the Board telephonically or by videoconference. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.
(e)Board Notice and Attendance. Notice of any meeting of the Board shall be given to all Board Members at least two Business Days in advance of such meeting (provided that notice shall be given five Business Days in advance of any such meeting held in person) (unless otherwise unanimously agreed by the Board Members), and may be given by e-mail, certified mail (return receipt requested) or by personal delivery, at the e-mail address or address provided to the Board by the applicable Board Member. A notice of a meeting of the Board must specify the purpose of the meeting. A Board Member may waive notice of the date, time, place and purpose or purposes of a meeting of the Board. A waiver of notice is effective whether given before, at or after a meeting, and whether given in writing, orally or by attendance. Attendance by a Board Member at a meeting is a waiver of notice of that meeting, unless the Board Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened.
Section 6.6Board Approval Matters.
(a)Quorum and Voting. The presence in person of a majority of the total number of Board Members then in office will constitute a quorum for the transaction of business of the Board; provided, that, (i) subject to Section 6.6(c), no quorum shall exist for any meeting of the Board or for any committee thereof unless at least one LGP Manager and one Callaway Manager is present in person; and (ii) that the requirement for the presence of one LGP Manager and one Callaway Manager for a quorum under clause (i) shall not apply to any Independent Committee. Each Board Member shall be entitled to one vote on any action taken by the Board. The act of a majority of the Board Members present in person at any such meeting of the Board at which a quorum is present will be the act of the Board. Notwithstanding anything to the contrary set forth herein, (I) the LGP Managers shall be entitled to cast a number of votes on all matters presented to the Board equal to a majority of the aggregate votes capable of being cast by all Board Members that are then serving as members on the Board and (II) any LGP Manager present at a meeting shall have the right to cast the votes of any other LGP Manager who is absent or unavailable at any such meeting (with such votes allocated equally to such present LGP Managers, including in fractions, if necessary).
(b)Committees of the Board; Subsidiary Governing Bodies.
(i)The Board may establish one or more committees. Any such committee, to the extent provided in the establishing resolutions therefor or charter thereof, will have, and may exercise, any or all of the authority of the Board. Each such committee shall be composed of two or more Board Members; provided, that, (A) subject to Section 6.6(c) no quorum shall exist for any meeting of a committee of the Board unless at least one LGP Manager and one Callaway Manager is present in person; and (B) that the requirement for the presence of one LGP Manager and one Callaway Manager for a quorum under clause (i) shall not apply to any Independent Committee. At every meeting of any such committee, the presence in person of a majority of all the Board Members then serving on such committee (a “Committee Member”) will constitute a quorum; provided, that, subject to Section 6.6(c) and other than Independent Committees, no quorum shall exist unless at least one Callaway Manager is present in person. The act of a majority of the Committee Members present in person at any such meeting of the committee at which a quorum is present will be the act of such committee. Each Committee Member shall be entitled to one vote on any action taken by such committee; provided, that, notwithstanding anything to the contrary set forth herein, (I) the LGP Managers shall be entitled to cast a number of votes on all matters presented to any committee equal to a majority of the aggregate votes capable of being cast by all Board Members that are then serving as members on such committee and (II) any LGP Manager present at a committee meeting shall have the right to cast the votes of any other LGP Manager who is absent or unavailable at any such meeting (with such votes allocated equally to such present LGP Managers, including in fractions, if necessary). The Board may dissolve any committee at any time.
(ii)To the extent that an LGP Manager has a seat on any board of directors, board of managers or equivalent governing body of any Group Company other than the Company, Callaway will be entitled to designate one or more members to such governing body in the same proportions as Callaway may designate members to the Board.
(c)Non-Attending Board Members. If a notice of meeting of the Board or a particular committee (as applicable) has been duly delivered to all Board Members or Committee Members (as applicable) in accordance with Section 6.5(e) and no Callaway Manager attends two consecutive meetings of the Board or committee (as applicable), then, notwithstanding anything to the contrary contained herein, the requirement, if any, that the presence of at least one Callaway Manager at the third consecutive meeting of the Board or committee (as applicable) to establish a quorum of the Board or committee shall be eliminated for the matters included in such notice and that are discussed and voted upon at such third consecutive meeting; provided, that the Board (including the LGP Managers and the Callaway Managers) use reasonable efforts to find a date and time that works for the Callaway Managers for such third consecutive meeting.
(d)Actions Without Meetings. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting of the Board by written consent if both of the following apply: (i) each Board Member has been given a copy of such written consent not less than two Business Days prior to taking such actions and (ii) such written consent is signed by a majority of the authorized number of Board Members.
(e)Remuneration and Reimbursement. No Board Member or Committee Member shall be entitled to receive fees or other compensation from the Company for its services as a Board Member, unless otherwise determined by the Board. Each Board Member shall be entitled to reimbursement from the Company for all reasonable out-of-pocket costs and expenses incurred by such

Board Member in connection with travel to meetings of the Board or a committee thereof upon submission to the Company of appropriate receipts or other evidence of payment.
Section 6.7Annual Budget. No later than 45 days prior to the Board’s formal review and approval of the annual budget (the “Annual Budget”), which the Board shall endeavor be no later than December 15 of the relevant year, the Chief Executive Officer of the Company shall provide each Board Member a draft of the upcoming year’s Annual Budget, and each Board Member will be afforded the opportunity to ask questions of the management team and provide input and feedback regarding the draft of the upcoming year’s Annual Budget. If a Board Member provides input and feedback regarding such draft Annual Budget, the entire Board and management team and the other Members shall consider such input and feedback in good faith in preparing, reviewing and obtaining approval of the final Annual Budget for the upcoming year.
Section 6.8Officers. The Board may appoint, from time to time, one or more individuals as officers of the Company to manage the day-to-day business affairs of the Company (each, an “Officer”) and may assign titles to such Officers as the Board may deem necessary or advisable. An individual may be appointed to more than one office. Each Officer shall have such powers, authority and responsibilities as are delegated in writing by the Board from time to time, it being understood that, unless the Board determines otherwise, if the title assigned to an Officer is one commonly used for officers of a corporation organized under the laws of the State of Delaware, then the assignment of such title shall constitute the delegation to such officer of the authority and duties that are customarily associated with such officer pursuant to the laws of the State of Delaware. Each Officer shall serve at the pleasure of the Board, and any appointment or delegation pursuant to this Section 6.8 may be revoked by the Board at any time. Any Officer may resign at any time by giving written notice to the Board, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice. To the extent delegated by the Board, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company. The Board may designate such other Persons to act as agents of the Company’s business as the Board shall determine, and the actions of such other Persons taken in such capacity and in accordance with this Agreement shall bind the Company. Subject to the express provisions of this Agreement (including Section 6.12 and Section 6.13), each Officer shall owe to the Company and the Members the same fiduciary duties that would be owed to a Delaware corporation and its stockholders if such Officer were an officer of such corporation.
Section 6.9Members.
(a)Limited Member Role. Except as otherwise expressly provided in this Agreement or as the Board may delegate in writing, the Members (in their capacity as such) shall not participate in the management of the Company, and shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company. Except as expressly provided in this Agreement, the Members (in their capacity as such) shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. No Member, shall take any action in the name of or on behalf of the Company, including assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Member, shall have been expressly authorized by the Board in writing or shall be expressly and specifically authorized by this Agreement.
(b)Member Meetings. If, and to the extent that, the Board determines to obtain the approval of the Members for any matter, act, decision or document, meetings of the Members may be called only by the Board and, when called, shall be held at the principal office of the Company or at such other place(s) as are designated by the Board including via conference call or remote video conference. Each Common Member shall have one vote per Unit on each matter brought before such meeting by the Board. Subject to Section 6.9(g), all Common Members shall vote together as a single class. The Profits Interest Units shall be nonvoting, and the Members holding Profits Interest Units shall not be entitled to vote on any matter submitted to a vote of the Members in respect of such Profits Interest Units, either individually or as a class, except as otherwise required by the Act. With respect to any voting rights that may not be waived under the Act, each Profits Interest Unit will entitle the holder thereof to one vote. The Board may, but shall not be required to, memorialize Member actions in the form of minutes, which minutes shall be conclusive evidence of such action and shall be incorporated into the books and records of the Company.

(c)Member Telephonic Participation. The Board shall ensure that any Member may participate in any meetings of the Members telephonically or through other similar communications equipment. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.
(d)Member Notice and Attendance. Notice of any meeting of the Members shall be given at least 30 days in advance of such meeting and shall be given in accordance with Section 11.6. A Member may waive notice of the date, time, place and purpose or purposes of a meeting of the Members. A waiver of notice is effective whether given before, at or after a meeting, and whether given in writing, orally or by attendance. Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.
(e)Member Quorum. A quorum shall be required to conduct any business at any meeting of the Members, and shall be deemed present at any such meeting so long as Members holding a majority of the Common Units then outstanding in the aggregate are present in person or by audio or by video conferencing; provided, that subject to the last sentence of this Section 6.9(e), Callaway must be in attendance for a quorum to be established. The vote of Members holding a majority of the Units present (in person or by audio or by video conferencing) at such meeting shall constitute the act of the Members at such meeting; provided, that the actions set forth in Section 6.9(g) shall require the affirmative vote of Callaway in accordance with the terms therein. Notwithstanding the foregoing, if a notice of meeting of the Members has been duly delivered to Callaway in accordance with Section 6.9(d) and Callaway fails to attend two consecutive meetings of the Members, then, notwithstanding anything to the contrary herein, the requirement, if any, that the presence of Callaway at the third consecutive meeting of the Members to establish a quorum of the meeting of the Members shall be eliminated for the matters included in such notice and that are discussed and voted upon at such third consecutive meeting; provided, that the Members (including LGP and Callaway) shall use reasonable efforts to find a date and time that works for Callaway for such third consecutive meeting.
(f)Member Actions Without Meetings. Any action permitted to be taken at a meeting of the Members may be taken without a meeting by written consent of Members holding a majority of the Common Units then outstanding, which consent shall set forth the actions to be so taken; provided, that the actions set forth in Section 6.9(g) shall require Callaway’s consent in accordance with the terms therein. Any such written consent shall have the same effect as an act taken at a properly called and constituted meeting of the Members. Notice of any action to be taken without a meeting by written consent shall be given to all Members holding Common Units in accordance with Section 11.6 at least five Business Days in advance of such consent becoming effective.
(g)Minority Consent Rights.
(i)Fundamental Matters. So long as Callaway or its Affiliates hold any Equity Securities of the Company, without the prior consent of Callaway (determined in its sole discretion), the Company shall not, and shall cause each other Group Company not to take any of the following actions:
(A)any entry into, amendment of, termination of, or waiver under any contract or transaction with a Group Company, on the one hand, and LGP or its Affiliates, on the other hand, including any agreement or amendment to an agreement providing for the payment of any monitoring or similar fee to LGP or its Affiliates (the “Monitoring Fee Consent Right”), other than (1) pursuant to any Transaction Documents (as defined in the Purchase Agreement), (2) ordinary course commercial transactions with LGP portfolio companies on an arm’s-length basis (i.e., on terms no less favorable to such Group Company than those from Unaffiliated Persons for substantially similar goods or services), (3) LGP’s management services agreement, (4) customary expense reimbursement (limited to reasonable, out‑of‑pocket expenses actually incurred, without markup, overhead allocation or profit element), (5) other transactions explicitly contemplated or permitted by this Agreement, (6) transactions in which Callaway is entitled to participate on a pro rata basis with LGP or its Affiliates, as applicable, on the same terms, conditions, price, fees, expenses and information rights or (7) entry into and repayment of the Bridge Loan and the performance of obligations thereunder (as defined in the Purchase Agreement).
(B)any payment or declaration of non-pro rata dividends or distributions on, or any repurchase or redemption or other acquisition of, any Equity Securities of any Group Company, other than repurchases or redemptions (1) from employees, directors or other service providers in accordance with an incentive plan adopted by the Company and approved by the Board, (2) in connection with an IPO Reorganization pursuant to Section 8.1; (3) in connection with an Approved Sale pursuant to Section 7.2 or (4) pursuant to Section 7.4.
(C)any (1) commencement of any voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; (2) consent to the entry of any order for relief in an involuntary case under any such law; (3) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of any substantial part of its property or assets of the Group Companies; (4) general assignment for the benefit of creditors; (5) wind down, dissolution or liquidation of any Group Company; provided, that the foregoing shall not apply for immaterial or inactive subsidiaries of the Company;
(D)any (1) change in the Company’s classification as a partnership for U.S. federal income tax purposes (other than in connection with an Initial Public Offering), (2) change in the classification of any of any Group Company for U.S. federal income tax purposes, or (3) transaction (other than in connection with an Initial Public Offering) that would result in the business of any Group Company being held in an entity classified as a corporation for U.S. federal income tax purposes.
(E)prior to the second anniversary of the Effective Date, any grant or issuance of Equity Securities of any Group Company (including Units, options to acquire equity securities, and securities convertible into Equity Securities), other than, in the case of Equity Securities of the Company only, (i) those pursuant to any Equity Incentive Plan or Award Agreement with respect to the Company’s employees, service providers and consultants (including the issuance of Profits Interest Units) as approved by the Board in accordance with this Agreement (provided that the number of Profits Interest Units or other incentive equity securities that the Group Companies may grant pursuant to this clause (i) shall in no event exceed 10% of the equity ownership of the Company on a fully diluted basis) and (ii) those pursuant to Section 3.4(c) in connection with a Bona Fide Emergency, subject to Callaway’s preemptive rights provided in Section 3.4 (grants and issuances permitted under immediately foregoing clauses (i) and (ii), “Permitted Equity Issuances”).
(F)prior to the second anniversary of the Effective Date, any creation, authorization or issuance of any class or series of Equity Securities of any Group Company (including by re-authorization, reclassification, alteration or amendment of any existing securities of any Group Company or otherwise), including any security or debt convertible into or exercisable for any Equity Security of any Group Company, other than the Equity Securities of the Company in a Permitted Equity Issuance.
(G)(x) any amendment, modification or waiver (whether by merger, consolidation, operation of law or otherwise) of any provision set forth in the Certificate of Formation or this Agreement, other than (1) amendments necessary to implement a Permitted Equity Issuance or Permitted Post-Closing Syndication and (2) following the second anniversary of the Effective Date, any amendment, modification or waiver (whether by merger, consolidation, operation of law or otherwise) of any provision set forth in the Certificate of Formation or this Agreement; provided, however, that, in the case of either clause (1) or (2), (I) any such amendment, modification or waiver is not material and adverse to Callaway as compared to LGP, (II) Callaway receives reasonable advance written notice regarding the circumstances of any proposed amendment or waiver to be entered into without its consent, and the other Members consider in good faith any reasonable comments by Callaway, and (III) no rights specifically granted to Callaway by name are amended, modified or waived without the prior written consent of Callaway; and (y) any amendment, modification or waiver (whether by merger, consolidation, operation of law or otherwise) of any organizational or governing documents of the Group Companies (other than the Company), except in the case that (1) such amendment or waiver that is not material and adverse to Callaway as compared to LGP and (2) Callaway receives reasonable advance written notice regarding the circumstances of any proposed amendment or waiver to be entered into without its consent, and the other Members consider in good faith any reasonable comments by Callaway.
(H)any agreement or commitment to do any of the foregoing.
(ii)Major Matters. Until Callaway or its Affiliates hold less than 25% of Callaway’s Initial Common Units, without the prior consent of Callaway (determined in its sole discretion), the Company shall not, and shall cause each other Group Company not to take any of the following actions:
(A)any grant or entry into a license, sublicense, lease or other right to use material intellectual property of a Group Company to a Callaway Competitor; and
(B)any (1) adoption or change in a tax reporting position, tax election, income allocation or method of tax accounting, in each case, that would have a disproportionate adverse impact on Callaway (determined without regard to any tax attributes of Callaway (or its Affiliates)) or (2) filing of an amended tax return or entry into a tax planning transaction that would have a disproportionate adverse impact on Callaway (determined without regard to any tax attributes of Callaway (or its Affiliates)).
(iii)Non-Fundamental Matters. Until Callaway or its Affiliates hold less than 45% of Callaway’s Initial Common Units, without the prior consent of Callaway (determined in its sole discretion), the Company shall not, and shall cause each other Group Company not to take any of the following actions:
(A)any merger, consolidation, share exchange, restructuring, recapitalization, reorganization, acquisition, Sale of the Company, investment or other business combination of any Group Company with, in or into any other Person, other than (1) pursuant to Section 7.2 or (2) for an amount less than or equal to $50,000,000 in any single transaction or series of related transactions.
(B)any Transfer (including by way of spin-out), divestiture, lease, license, assignment, pledge, encumbrance or other disposition by any Group Company of any tangible or intangible assets, in each case, for consideration (including the assumption of liabilities, whether direct or indirect) in excess of $50,000,000 in any single transaction or series of related transactions, other than (1) pursuant to Section 7.2, (2) pursuant to a sale leaseback transaction occurring in the ordinary course of business consistent with the Company’s past practices, and (3) pursuant to sale leaseback transaction involving the properties set forth on Schedule 6.9(g)(iii)(B).
(C)any incurrence of, or granting of a Lien to secure, any Indebtedness if (x) after giving effect to such incurrence and the use of proceeds therefrom (and in each case under this subclause (x), taking into account borrowings under any revolving facility only to the extent drawn on the effective date thereof) but without giving effect to the cash proceeds of such Indebtedness then being incurred), the ratio of Consolidated Net Debt of the Group Companies to Consolidated Adjusted EBITDA of the Group Companies (the “Total Net Leverage Ratio”) exceeds 3.00:1.00, or (y) after giving effect to such incurrence and the use of proceeds therefrom (and in each case under this subclause (y), calculated as if any Indebtedness in the form of a revolving facility were fully drawn on the effective date thereof (and from and after such date of incurrence, for purposes of this subclause (y), the amount of such commitment (or portion thereof) that is effective and unused shall be deemed to be fully drawn) but without giving effect to the cash proceeds of such Indebtedness then being incurred), the Total Net Leverage Ratio exceeds 3.50:1.00, in each case calculated as of the date of such incurrence; provided, however, that notwithstanding the foregoing, in the event that any Group Company enters into a revolving credit facility in compliance with this Section 6.9(g)(iii)(C) (including compliance with such ratio), subsequent drawdowns under such revolving facility need not comply with such ratio; provided, further that, for the avoidance of doubt, in no event shall Callaway be required to grant any lien or pledge on any of its Equity Securities in the Group Companies to secure any such Indebtedness or to provide any guaranty or other credit support of any kind for any such Indebtedness without Callaway’s express prior written consent (in its sole discretion). As used in this Section 6.9(g)(iii)(C), (x) each of the terms “Indebtedness”, “Consolidated Net Debt”, and “Consolidated Adjusted EBITDA”, in each case, including the component definitions thereof, shall have the definitions set forth in the Credit Agreement as in effect on the Effective Date (or as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner that is not (individually or taken as a whole) adverse to the interests of Callaway Parent (as determined by Callaway Parent in its sole discretion), and (y) notwithstanding the foregoing or anything to the contrary in the Credit Agreement or otherwise, “Consolidated Adjusted EBITDA” shall at all times be calculated to be burdened by any interest expense (including imputed interest) paid or payable in cash in respect of (i) any deemed landlord financing liabilities, (ii) any finance lease liabilities associated with a venue or ground lease and/or (iii) any obligation with respect to a lease related to the land and improvements for any venue or location that, in accordance with GAAP, is required to be treated as a capital lease.
(D)any increase or decrease in the number of authorized Board Members on the Board, or any modification in the number of Board Members each member is entitled to designate to the Board, except pursuant to an amendment of this Agreement in accordance with Section 11.1 (and subject, for the avoidance of doubt, to Section 6.9(g)(i)(G)).
(E)any approval or amendment to the Annual Budget; provided, that this clause (E) shall only apply if (1) EBITDA (to be defined consistent with the management presentation for the most recently completed Fiscal Year) has fallen more than 10% as compared to the preceding Fiscal Year or (2) if the Annual Budget contemplates that a Group Company will issue New Securities and Callaway would be required to fund $20,000,000 or more as part of such issuance in order to maintain its then-current Percentage Interest; provided, that, for the avoidance of doubt, any definition of EBITDA shall be burdened by any interest expense (including imputed interest) paid or payable in cash in respect of (i) any deemed landlord financing liabilities, (ii) any finance lease liabilities associated with a venue or ground lease and/or (iii) any obligation with respect to a lease related to the land and improvements for any venue or location that, in accordance with GAAP, is required to be treated as a capital lease.
(F)any hiring or termination of (other than for cause) the chief executive officer of the Company or hiring any replacement thereof.
(G)any appointment or removal of Company’s independent auditors.
(H)any material change in any accounting or legal compliance policy of any Group Company unless required in the good faith opinion of the Board by changes in law, regulation, or accounting principles.
(I)any entry into any new line of business that is not at such time conducted by the Group Companies (other than natural extensions of the Company’s existing line of business (golf entertainment venues with an integrated bar and restaurant)) that would be material to the Group Companies, taken as a whole.
(J)any material loan or advance to any Person, other than advances of business expenses in the ordinary course of business consistent with past practice and the Group Companies’ policies.
(K)any entry into or formation of any joint venture, strategic alliance, partnership or similar collaboration, or any commitment to contribute assets, services or intellectual property thereto, in each case other than (1) the entry into franchise arrangements in the ordinary course of business consistent with past practices of the Group Companies or (2) if the aggregate value of such joint venture, strategic alliance, partnership or commitment thereto would be valued, or requires payments, in an amount less than or equal to $50,000,000.
(L)except in the ordinary course of business consistent with past practice and except with respect to any investigation by a regulatory or Governmental Entity, any initiation, settlement, or compromise of any material litigation, arbitration, investigation, audit, or other proceeding (1) involving amounts in excess of $10,000,000 (whether or not covered by insurance), (2) of a criminal nature or (3) involving a material request for equitable or injunctive relief against any Group Company.
(M)any agreement or commitment to do any of the foregoing.
(h)Minority Consultation Rights. Until Callaway or its Affiliates hold less than 45% of Callaway’s Initial Common Units, the Company shall not, and shall cause each other Group Company not to, take any of the actions set forth below in this Section 6.9(h) (x) without consulting with Callaway in advance of such action and (y) unless the Board (or equivalent governing body) considers in good faith any objections or comments made by Callaway with respect to such proposed action:
(i)any approval or modification of the Annual Budget, except if approval or modification is required by Section 6.9(g)(iii)(E);
(ii)with respect to any chief executive officer, chief operating officer, chief financial officer, chief compliance officer or general counsel (or other similarly situated C-suite level executives) of the Group Companies (the “C-Suite Executives”), any material change to the remuneration (including equity awards) of any C-Suite Executive or any adoption of any material changes in compensation policies as in effect from time to time affecting such C-Suite Executives; and
(iii)without limiting the consent of Callaway required by Section 6.9(g)(iii)(F), any hiring or termination of, or material alteration of the responsibilities of, the C-Suite Executives.
Section 6.10Reliance by Third Parties. Any Person dealing with the Company, the Board or any Officer may rely upon a certificate signed by the Board or any Officer as to:
(a)the identity of the Board Members, any Member or any Officer;
(b)the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Board or Officers or in any other manner germane to the affairs of the Company;
(c)the Persons who are authorized to execute and deliver any instrument or document for or on behalf of the Company;
(d)the authorization of any action by or on behalf of the Company by the Board or any Officer or agent acting on behalf of the Company; or
(e)any act or failure to act by the Company or as to any other matter whatsoever involving the Company, the Board, any Member or any Officer (in each case in relation to this Agreement or the business of the Company).
Section 6.11Indemnification; Exculpation.
(a)To the fullest extent permitted by law, as the same exists or may hereafter be amended, the Company shall indemnify and hold harmless each Person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor (each, a “Proceeding”) by reason of the fact that such Person is or was a (i) Board Member, (ii) a Committee Member, (iii) a Member or an Affiliate thereof (other than a Group Company), (iv) an officer, director, employee, agent, Affiliate, member, partner or equityholder of a Person named in clause (i), clause (ii) or clause (iii) (other than a Group Company) or (v) if and to the extent determined by the Board, any Officer of the Company (the Persons referenced in clauses (i) through (v), each, an “Indemnitee”); provided, however, that, the Company shall not indemnify or advance expenses to an Indemnitee for any act or omission of the Indemnitee constituting fraud, bad faith, or gross negligence or, in the case of an Officer, breach of fiduciary duty, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). In connection with the foregoing, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee’s conduct constituted fraud, bad faith, gross negligence, or breach of fiduciary duty (as applicable).
(b)No Indemnitee shall be liable to the Company or any Member, or any other Person bound by this Agreement, for monetary damages, except as a result of any action or omission of the Indemnitee constituting fraud, bad faith or gross negligence or, in the case of an Officer, breach of fiduciary duty, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected).
(c)Notwithstanding anything to the contrary contained herein, the indemnification and exculpation provisions of this Section 6.11 shall not extend to, with respect to a claim made by a Group Company directly against an Officer, employee or consultant, any liabilities arising from the acts or omissions of any Person who is also an Officer, employee of or consultant to the Company or any Subsidiary of the Company in violation of any employment or other agreement or written policy to which such Person is a party or by which such Person is otherwise bound with respect to such employment or consulting arrangement.
(d)Subject to Section 6.11(a), Section 6.11(b) and Section 6.11(c), the Company shall to the fullest extent not prohibited by applicable law pay the expenses (including reasonable attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition; provided, however, that an advancement of expenses incurred by an Indemnitee shall be made only upon the Company’s receipt of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified under this Section 6.11 or otherwise. The rights provided to Indemnitees pursuant to this Section 6.11 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
(e)The rights provided to an Indemnitee pursuant to this Section 6.11 shall not be exclusive of any other right which such Indemnitee may have or hereafter acquire under applicable law, this Agreement, an agreement or otherwise.
(f)Any repeal or amendment of this Section 6.11 by the Members or by changes in law, or the adoption of any other provision of this Agreement inconsistent with this Section 6.11, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Company to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(g)The Company shall purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(h)Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company or the Board (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 6.11.

(i)Subject to the other provisions of this Section 6.11, an Indemnitee shall not be denied indemnification in whole or in part under this Section 6.11 because the Indemnitee or its Affiliates had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement (including Section 6.12).
(j)If any Indemnitee believes that it has a claim for indemnification under this Section 6.11, such Indemnitee shall so notify the Company, promptly in writing describing such claim, the amount thereof, if known, and the method of computation of such claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such claim shall have arisen; provided, that failure to timely provide the Company such notice shall not affect the right of the Indemnitee to indemnification hereunder, unless (and then solely to the extent) that the Company is prejudiced as a result of such failure.
(k)This Section 6.11 shall not limit the right of the Company, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Indemnitees. In the event that individual indemnification agreements are provided by any Group Company to any individual Board Members, similar agreements shall be provided to the other Board Members.
(l)Any indemnification pursuant to this Section 6.11 will be made only out of the assets of the Company and will in no event cause any Member to incur any personal liability nor shall it result in any liability of any Member to any third party.
(m)The Company hereby acknowledges that any Indemnitee may have certain rights to indemnification, advancement of expenses, or insurance provided by a Member or its Affiliates (other than a Group Company) (collectively, the “Parent Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Parent Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance expenses and to provide indemnification hereunder without regard to any rights Indemnitee may have against the Parent Indemnitors, and (iii) that it irrevocably waives, relinquishes, and releases the Parent Indemnitors from any and all claims against the Parent Indemnitors for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Parent Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Parent Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.
Section 6.12Other Activities. Notwithstanding any duty otherwise existing at law or in equity, and in furtherance (and not in limitation) of the elimination of fiduciary duties set forth in Section 6.13, but subject to the immediately following sentence, the Company, each Member, and each other person bound by this Agreement, acknowledges and affirms that (a) each of LGP and Callaway and their respective Member Groups may engage or invest in, and devote its time to, any other business venture or activity of any nature and description, whether or not such activities are considered competitive with the Group Companies, and neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of such Member Group (or to the income or proceeds derived therefrom), and the pursuit of such other venture or activity shall not be deemed wrongful or improper, (b) in connection with the foregoing, none of LGP, Callaway or their respective Member Groups shall be required to provide any notice to, or receive any approval from, or effect any sharing with, any of the other Members or the Company, (c) the legal doctrines of “corporate opportunity,” “business opportunity” and similar doctrines shall not be applied to any such competitive venture or activity of LGP, Callaway or their respective Member Groups, (d) none of LGP, Callaway or their respective Member Groups shall have any obligation to the Company or any other Member with respect to any opportunity, (e) without limiting the foregoing, none of LGP, Callaway or their respective Member Groups shall (to the fullest extent permitted by law) have any duty to refrain from investing in any Person which is engaged in the same or similar business as the Company or any of its Affiliates, and (f) none of LGP, Callaway or their respective Member Groups shall (to the fullest extent permitted by law) be deemed to have breached any duty to the Company, any Member or any other Person bound by this Agreement by reason of engaging in any such activity.
Section 6.13No Duty.
(a)This Agreement is not intended to, and does not, create or impose any fiduciary duty on the Board Members, the Members or any of their respective Affiliates, or if and to the extent determined by the Board, any Officer of the Company (collectively, the “Participants”). Further, the Company, each Member and each other Person bound by this Agreement hereby waives any and all fiduciary duties that would otherwise be owed to the Company or to such Person by any Participant (including those fiduciary duties that, absent such waiver, may be implied by law) but for the provisions of this Agreement (including this Section 6.13), and in doing so, the Company, each Member and each other Person bound by this Agreement recognizes, acknowledges and agrees that the duties and obligations of the Participants to the Company, each Member and each other Person bound by this Agreement are only as expressly set forth in this Agreement, except as provided in Section 6.13(c) and the last sentence of Section 6.8. To the maximum extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, but except as provided in Section 6.13(c) and the last sentence of Section 6.8, no Participant shall owe any duty (including any fiduciary duty) to the Company, to any Member or to any other Person bound by this Agreement; provided, that the foregoing shall not, and nothing in this Section 6.13 or otherwise in this Agreement shall, eliminate the implied contractual covenant of good faith and fair dealing. To the extent permitted by applicable law, the parties hereto acknowledge and agree that any Participant acting in good faith with respect to the terms of this Agreement shall (i) be deemed to be acting in compliance with such implied contractual covenant, and (ii) not be liable to the Company, to any Member or to any other Person that is a party to or is otherwise bound by (or is a beneficiary of) this Agreement for its reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Participant otherwise existing at law or in equity in respect of the Company or this Agreement, are agreed by all parties hereto to replace fully and completely such other duties and liabilities.
(b)Whenever in this Agreement a Member or a Board Member (including the full Board) is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, such Member or Board Member, as applicable, will be entitled to consider such interests and factors as such Member or Board Member desire (including the interests of such Member or Board Member or such Member’s or Board Member’s Affiliates). Whenever in this Agreement a Member or a Board Member (including the full Board) is permitted or required to take any action or to make a decision or determination in its “good faith” or under another express standard, such Member or any Board Member will act under such express standard and, to the extent permitted by applicable law, will not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as such Member or Board Member, as applicable, acts in good faith, the resolution, action or terms so made, taken or provided by such Member or Board Member (or Board) will not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon such Member or Board Member or any of such Member’s or Board Member’s Affiliates, employees, agents or representatives.
(c)Notwithstanding the foregoing, nothing in this Section 6.13 shall eliminate, waive or otherwise modify any obligations or duties owed by any Officer or employee of the Group Companies under this Agreement, pursuant to the terms of such Officer’s or employee’s employment with the Group Companies or otherwise under applicable law as a result of such Officer’s or employee’s employment with the Group Companies.
(d)A Participant may consult with legal counsel and accountants (and other similar experts) and any act or omission suffered or taken by a Participant on its own behalf or, to the extent consistent with its authority granted in this Agreement, on behalf of the Company, in good faith in reliance upon and in accordance with the advice of such counsel or accountants (or other similar experts) will be full justification for any such act or omission, and such Participant will be fully protected (and shall not be liable to the Company, any Member, or any other Person that is a party to or is otherwise bound by (or is a beneficiary of) this Agreement) in so acting or omitting to act, so long as such counsel or accountants (or other similar experts) were selected with reasonable care. The preceding sentence will in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.
(e)Without limiting the generality of the foregoing clause (a), and notwithstanding anything in this Agreement to the contrary, except as provided in Section 6.13(c) and the last sentence of Section 6.8, this Agreement is not intended to, and does not, create or impose any express or implied duty (including any fiduciary duty and, for purposes of clarity, any prohibition on usurping opportunities of the Company) otherwise existing at law or in equity on any Participant or the Company. To the fullest extent permitted by applicable law, and notwithstanding any duty otherwise existing at law or in equity, except as provided in Section 6.13(c) and the last sentence of Section 6.8, each of the Company and the Participants and any other Person that is a party to or is or becomes otherwise subject to or bound by this Agreement (including (i) the Company in its capacity as a debtor or debtor in possession in a Bankruptcy case commenced under title 11 of the United States Code (a “Bankruptcy Case”), (ii) any successor to the Company in a Bankruptcy Case or otherwise, including a trustee, a litigation trust or estate representative, including a representative under 11 U.S.C. § 1123(a)(5), and (iii) any creditor or equity holder or committee of creditors or equity holders seeking or obtaining standing to assert claims of the estate in a Bankruptcy Case) (each of the foregoing, a “Bound Party”) hereby expressly waives all fiduciary duties and, for purposes of clarity, any prohibition on usurping opportunities of the Company, that absent such waiver, may be implied at law or in equity or otherwise owed to a Bound Party, and in doing so, recognizes, acknowledges and agrees that the duties and obligations of the Participants are only as expressly set forth in this Agreement.
ARTICLE VII
INTERESTS AND TRANSFERS OF INTERESTS
Section 7.1Restriction on Transfers and Encumbrances.
(a)No Member or Assignee may Transfer, or create an Encumbrance with respect to, all or any portion of its Units (or beneficial interest therein) without the prior unanimous written consent of the Board, except that such consent shall not be required for any Transfer of all or any portion of a Member’s or Assignee’s Units (or beneficial interest therein):
(i)to any Permitted Transferee of the Member; provided, however, that, in the event a Permitted Transferee holding Units hereunder ceases to constitute a Permitted Transferee of a transferring Member, then such Permitted Transferee shall, prior to ceasing to be a Permitted Transferee, Transfer such applicable Units back to such transferring Member (or a Permitted Transferee thereof);
(ii)in accordance with Section 7.2, Section 7.3 (as a Participating Member or, in the case of LGP and Callaway, as a Selling Member, Non-Selling Member, Initiating Member or Participating Member), Section 7.5 or Article VIII; and
(iii)until the six-month anniversary of the Effective Date, LGP may Transfer an aggregate of (x) 1,000,000 of its Common Units to Unaffiliated Persons who are: (A) chief executive officers of portfolio companies of LGP and its Affiliates, (B) limited partners of LGP and its Affiliates and (C) lenders (or affiliates of lenders) to the Group Companies; and (y) 1,000,000 of its Common Units to Erik Anderson or WestRiver Group (each of the Persons described in clauses (x) and (y), a “Syndication Party”); provided, that (1) the Syndication Parties described in clauses (x)(A) and (x)(B) shall be required to hold any Equity Securities of the Group Companies through an aggregator entity managed and controlled by LGP, (2) the Syndication Party described in clause (x)(C) shall not have any governance, consent or liquidity rights other than minority protective and other rights customary for a transaction of this type as described on Schedule 7.1(a)(iii), including (I) consent rights over material, adverse and disproportionate amendments to this Agreement, (II) the right to participate in a contemplated Member Sale pursuant to Section 7.3(c) and (III) a consent right over non-pro rata distributions of Available Cash, but excluding any right to appoint a Board Member, (3) the Syndication Party described in clause (y) shall not have any governance, consent or liquidity rights other than minority protective and other rights customary for a transaction of that type, including the rights described in clauses (2)(I) through (2)(III) and a right to appoint a Board Member and (4) LGP in no event shall be permitted to Transfer more than 1,500,000 Common Units in the aggregate pursuant to this Section 7.1(a)(iii); provided, further, that any Transfer to a Syndication Party occurs at the Initial Common Unit Purchase Price (without any discount, offset or other economic accommodation). Any Transfer by LGP to a Syndication Party in accordance with this Section 7.1(a)(iii) is hereinafter referred to as a “Permitted Post-Closing Syndication.” Notwithstanding anything to the contrary set forth herein, following the six-month anniversary of the Effective Date, this Section 7.1(a)(iii) shall be terminated and shall have no force or effect.
(b)Notwithstanding anything to the contrary contained herein, prior to the second anniversary of the Effective Date, Callaway shall not be permitted to Transfer any of its Units except pursuant to Section 7.1(a)(i), Section 7.2, Section 7.3(c) (as a Participating Member) or with unanimous written consent of the Board.
(c)Notwithstanding anything to the contrary contained herein, Profits Interest Units may not be Transferred, other than to Permitted Transferees and in accordance with any applicable Equity Incentive Plan and/or Award Agreement.
(d)Any purported Transfer or Encumbrances that does not comply with this Article VII will be null and void ab initio for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and neither the Company nor any Member hereto shall recognize any such purported Transfer or Encumbrance.
(e)If a Member Transfers any of its Units pursuant to this Article VII, the transferee of any such permitted Transfer shall receive such Units subject to all terms and conditions applicable to such Units prior to such Transfer (including, for the avoidance of doubt, restrictions on Transfer). To the fullest extent permitted by law, any purported Transfer or Encumbrance which is not in accordance with, or subsequently violates, this Agreement shall be null and void.
(f)Notwithstanding anything to the contrary contained herein, as a condition precedent to the making of any Transfer of Units, the Board may require (i) reasonable supporting documentation demonstrating that such Transfer complies with this Agreement (and any applicable Award Agreement) and applicable law (including the Securities Act and all applicable state securities laws), (ii) execution by the transferee of such Transfer of a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Board, and (iii) the payment of a sum sufficient to cover the amount of any taxes or other governmental charges incident thereto.
(g)Notwithstanding any other provision of this Agreement, except as otherwise determined by the Board, no Transfer may be effected (i) by a Member if such Transfer would cause the Company to be treated as an association or “publicly traded partnership” taxable as a corporation for U.S. federal or other applicable income tax purposes or to be unable to rely on the safe harbor contained in Treasury Regulations 1.7704-1(h), (ii) by a Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer, written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted to the applicable taxing authority or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding, (iii) to a transferee that is not an “accredited investor” (as such term is defined in Regulation D under the Securities Act), or (iv) to a Prohibited Transferee, unless such Transfer is an Approved Sale that results in Callaway no longer holding any Common Units of the Company.
(h)For the avoidance of doubt and notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit or prevent (i) (A) any pledge of, mortgage of or grant of a security interest in or lien on, or other encumbrance in the nature of a pledge of, mortgage of or grant of a security interest in or lien on) (1) any equity interests (e.g., capital stock) or other ownership interests of any direct or indirect parent entity, equity holder or investor of any Member (other than a direct or indirect parent entity of any Member that is a special purpose vehicle (an “SPV Entity”)) (each, a “Parent Entity”), or (2) any tangible or intangible assets of any Parent Entity (excluding any equity interest in the Company or any SPV Entity) (including, in each case, in favor of any creditor or to otherwise secure any indebtedness or other obligations of such Member and/or any Parent Entity thereof) to secure the obligations of a Parent Entity to any Person providing any bona fide loan, letter of credit or other extension of credit to or for the account of such Parent Entity, or (B) any foreclosure, deed-in-lieu of foreclosure or other exercise of remedies with respect to any of the foregoing (and any such pledge mortgage, security interest, lien, other encumbrance in the nature of a pledge, mortgage, security interest or lien, or foreclosure, deed-in-lieu of foreclosure or other exercise of remedies, in each case, in accordance with the foregoing subclauses (A) and (B), shall not constitute a Sale of the Company); provided, that no such pledge of, mortgage of or grant of a security interest in shall in any way affect any of Callaway’s obligations or liabilities under this Agreement; and (ii) any direct or indirect sale, transfer, assignment, gift, bequest or disposition by other means of the equity securities or assets of Callaway Parent (excluding any equity interest in the Company or any SPV Entity) or any reorganization, recapitalization or similar transaction involving Callaway Parent.
(i)Notwithstanding anything to the contrary in this Agreement, the Ares Investor (and any of its Permitted Transferees holding Units) may, without the need for notice to or consent from the Company, the Board, or any Member, pledge, mortgage, grant a security interest in, or otherwise encumber all or any portion of its Units in the Company in connection with any bona fide financing arrangement, provided that such encumbrance does not affect the obligations of such Ares Investor under this Agreement. For the avoidance of doubt, this Section 7.1(i) supersedes any notice, consent, or other procedural or substantive requirements that would otherwise apply to such Encumbrances under this Agreement.
Section 7.2Drag-Along Rights.
(a)In the event that the Board (subject to any approval rights under Section 6.9(g)) approves a Sale of the Company (an “Approved Sale”), then, subject to the other applicable provisions in this Article VII, if elected by the Board, the Company shall deliver a written notice to all Members, specifying in reasonable detail the identity of the prospective purchaser(s), the number of Units to be Transferred (if the Approved Sale is structured as a Transfer of Units), the proposed amount and form of consideration for such Units and the other material terms and conditions of the Approved Sale (a “Drag-Along Notice”). Upon receipt of a Drag-Along Notice, each Member agrees to vote in favor of, support, consent to and raise no objections against such Approved Sale. No Member shall have (and each Member hereby waives) any dissenters’ rights, appraisal rights or similar rights under applicable law or otherwise. If the Approved Sale is structured as a Transfer of Units, each Member shall, if requested by the Board, sell the applicable proportion of each class and series of Units that is proposed by the Board to be included in the Approved Sale on the terms and conditions approved by the Board; provided, that the price and other terms and conditions of the Approved Sale comply with the provisions of this Section 7.2. Each Member shall take all reasonably necessary actions in connection with the consummation of the Approved Sale as reasonably requested by the Board, including executing such documents as are approved by the Board; provided, that the other requirements of this Section 7.2 are satisfied.
(b)The Members shall be obligated to sell their pro rata number of Units and rights to acquire Units, if any, in an Approved Sale pursuant to this Section 7.2 so long as: (i) the price and form of consideration to be paid for the Units included in the Approved Sale is the same for all Members, subject to any applicable Distribution Thresholds, any tax or other amounts required to be withheld or deducted under applicable law and the provisions of Section 4.2, except that (A) this clause (i) shall not entitle any Member to receive any form of consideration that is required to be registered under the Securities Act unless such Member is an accredited investor or another applicable exemption applies; and (B) upon the request of the purchaser(s) in the Approved Sale for a roll over, LGP shall be permitted to elect (but shall not be required) to roll its Units into equity securities of such purchaser(s) or an Affiliate thereof (and such election shall not need to be provided to all other Members); provided, that (1) if LGP or its Permitted Transferees roll over any portion of their Units in connection with an Approved Sale, LGP will use good faith efforts to require that the prospective purchaser(s) offer Callaway the opportunity to roll over a pro rata amount of Callaway’s Units and (2) if, despite such efforts, the prospective purchaser(s) does not allow Callaway to participate (or Callaway elects not to participate) in such rollover, the cash consideration that Callaway receives in the Approved Sale per Unit shall be no less than the Fair Market Value of the equity LGP receives in such rollover per Unit; (ii) the representations and warranties to be made by the Members in connection with such Approved Sale shall be limited to customary fundamental representations and warranties related to authority, ownership and the ability to convey title to such Units; (iii) no purchaser is an Affiliate of any Member; (iv) none of the Members shall be required to execute any agreements with noncompete and/or other post-closing restrictive covenants; (v) unless such Approved Sale results in Callaway no longer holding any Common Units of the Company, no purchaser is a Prohibited Transferee; and (vi) subject to the foregoing, the terms and conditions of the Approved Sale applicable to the Members are the same for all Members holding the same class of Units (disregarding any tax impact particular to any Member). The pro rata number of Units required to be sold by the Members pursuant to this Section 7.2 shall include Vested Profits Interest Units and, if determined by the Board in its sole discretion, Unvested Profits Interest Units which (x) to the extent sold in the Approved Sale, shall become Vested Profits Interest Units upon the consummation of the Approved Sale and (y) to the extent not sold in the Approved Sale, may be cancelled or assumed, continued, converted or replaced with substantially similar awards by the purchaser(s) in the Approved Sale (or a successor entity or its parent or subsidiary) (unless otherwise set forth in the applicable Award Agreement). The proceeds of any Approved Sale under this Section 7.2 shall be allocated among the transferring Members based upon the classes of Units included in such Transfer by each of the transferring Members as if the proceeds of such Transfer were paid to such transferring Members pursuant to Section 4.2(c).
(c)The Company shall bear the costs of any sale of Units pursuant to an Approved Sale to the extent such costs are incurred by the Company and are not otherwise paid by the purchaser(s). Costs incurred by the Members on their own behalf shall not be considered costs of the Approved Sale. Any expense reimbursement, topping fee, break-up fee or other amounts payable to an acquiring party pursuant to a definitive agreement shall be the obligation of the Company. Each Member selling Units pursuant to an Approved Sale shall be obligated to severally, but not jointly, on a pro rata basis (based on the proceeds to be received in the Approved Sale) participate in any indemnification or other obligations that are part of the terms and conditions of the Approved Sale; provided, that such obligations of each Member shall be capped at the proceeds received by such Member (absent fraud).
(d)If a Member is a Blocker Corporation or is owned directly or indirectly in whole or in part by a Blocker Corporation, at such Member’s election, the Company shall use commercially reasonable efforts to permit the owners of such Blocker Corporation (each, a “Blocker Seller”) to sell the shares of the Blocker Corporation in lieu of selling the Units held (directly or indirectly) by such Blocker Corporation in any Approved Sale in exchange for consideration equal to the value of the Units held (directly or indirectly) by such Blocker Corporation (as appropriately adjusted for any partial sale); provided, that (i) the consideration allocable to each Blocker Seller may be appropriately adjusted to account for any assets (other than its direct or indirect interest in Units) or liabilities (other than tax liabilities attributable to the ownership of Units) of the Blocker Corporation in a manner determined in good faith by the Board; (ii) each Blocker Seller shall make customary representations (including that the Blocker Corporation has not had any material assets other than its direct or indirect interest in Units and any cash attributable thereto) and provide customary covenants with respect to the Blocker Corporation; (iii) if the purchaser in any Approved Sale is legally or contractually precluded from acquiring the shares of the Blocker Corporation, or is unwilling to do so at any price, the consideration shall be allocated among the Units such that each Blocker Seller receives the same per-Unit consideration (after reduction for any taxes paid or payable by the Blocker Corporation in connection with the Approved Sale) as the other Members holding the same series or class(es) of Units.
Section 7.3Right of First Offer and Tag-Along Rights.
(a)Subject to Section 7.1(b) and except for Transfers pursuant to Section 7.2 and Section 8.1, each time Callaway, LGP or their respective Permitted Transferees desire to Transfer, directly or indirectly, Units (excluding, for clarity, Profits Interest Units) to a third-party purchaser (other than a Permitted Transferee of such Member) (such Transfer, a “Member Sale” and such Member, a “Selling Member”), the provisions of this Section 7.3 shall be applicable.
(b)Right of First Offer.
(i)A Selling Member shall first deliver to Callaway or LGP, as applicable (the “Non-Selling Member”) written notice of its intention to initiate a Member Sale pursuant to this Section 7.3(b) (a “ROFO Sale Notice”), including the number of Units such Selling Member proposes to sell (the “ROFO Units”). Within 30 days following the delivery of a ROFO Sale Notice, or such longer period as the parties mutually agree in writing (the “ROFO Notice Period”), the Non-Selling Member may deliver to the Selling Member a notice (a “ROFO Offer Notice”), which ROFO Offer Notice shall be irrevocable once delivered, stating the Non-Selling Member’s offer to purchase all (but not less than all) of the ROFO Units (a “ROFO Sale”). Such ROFO Offer Notice shall set forth the price at which the Non-Selling Member offers to acquire such ROFO Units pursuant to such ROFO Sale (the “ROFO Offer Purchase Price”) and any other material terms and conditions of the proposed offer, and shall include evidence, reasonably satisfactory to the Selling Member, that the Non-Selling Member has financial capacity or access to readily available funds to pay the full amount of the consideration payable in respect thereof.
(ii)Following receipt of a ROFO Offer Notice, the Selling Member shall then have 30 days, or such longer period as the parties mutually agree in writing (the “ROFO Acceptance Period”) to accept the Non-Selling Member’s offer as set forth in the ROFO Offer Notice by delivering a written notice (a “ROFO Acceptance Notice”) to the Non-Selling Member stating that the Selling Member is accepting the Non-Selling Member’s offer on the terms set forth in the ROFO Offer Notice. Any ROFO Acceptance Notice so delivered shall constitute a binding and irrevocable obligation for the Members to consummate the ROFO Sale at the price set forth in the ROFO Offer Notice, which amount shall be payable by the Non-Selling Member, in full, upon the closing of such ROFO Sale. Pursuant to such ROFO Sale, all of the ROFO Units shall be sold on an “as-is, where-is” basis, without any representations and warranties of any kind (other than organizational representations and warranties as to authority, enforceability, and no conflicts or consents, and representation and warranties confirming that the Selling Member or its Affiliate owns 100% of such ROFO Units, has not assigned any portion thereof to any Person, and that such Units will be conveyed free of liens (other than those restrictions on transfer imposed by applicable securities laws, and those liens created pursuant to this Agreement)).
(iii)If the Non-Selling Member declines to deliver a ROFO Offer Notice or if a ROFO Sale is not consummated in accordance with this Section 7.3(b), the Selling Member shall thereafter be free to, or to cause the Company to, effect a transaction that constitutes a Member Sale of the ROFO Units in compliance with the terms of this Agreement to any third party without any further need to present such opportunity to the Non-Selling Member for a period of 180 days following expiration of the ROFO Acceptance Period (which may be extended an additional 180 days as necessary to obtain required governmental approvals); provided that, if a ROFO Offer Notice in respect of such proposed Member Sale has been duly delivered, the aggregate consideration expected to be received by the Selling Member and its Affiliates in respect of such Member Sale shall not be valued at less than the ROFO Offer Purchase Price set forth in such ROFO Offer Notice. If such Member Sale is not consummated within such 180-day period, then such transaction shall again become subject to this Section 7.3. For the avoidance of doubt, (A) during such 180-day period, if the Selling Member wishes to effect a Member Sale of the ROFO Units for which the aggregate consideration shall be less than the ROFO Offer Purchase Price, the Selling Member may elect to issue a new ROFO Sale Notice, which will commence the process described in this Section 7.3 and (B) the provisions of Section 7.3(d) shall apply with respect to any Member Sale in accordance with this Section 7.3(b)(iii).
(iv)If the Non-Selling Member delivers a ROFO Offer Notice, and the Selling Member delivers a ROFO Acceptance Notice, each of the Selling Member and the Non-Selling Member shall use its respective commercially reasonable efforts to consummate such ROFO Sale, including negotiating and entering into customary agreements, delivering certificates, instruments and consents (in each case, the terms and conditions of which shall be consistent with those contemplated in Section 7.3(b)(ii)), and obtaining any applicable approvals of Governmental Entities or third parties, as may be deemed necessary or appropriate.
(v)If the Non-Selling Member delivers a ROFO Offer Notice, and the Selling Member delivers a ROFO Acceptance Notice, but the closing of the ROFO Sale fails to occur within 45 days of delivery of the ROFO Acceptance Notice (which shall be extended to up to 90 days from the date of the ROFO Acceptance Notice as necessary to obtain required governmental approvals or for the Non-Selling Member to obtain financing) for any reason other than willful misconduct by the Selling Member, the Selling Member shall be entitled to cause the consummation of a Member Sale to a third party on such terms (including price) as if no ROFO Offer Notice had been delivered.

(c)Tag-Along.
(i)Other than a Transfer pursuant to Section 7.1(a)(i), Section 7.1(a)(iii) or Section 7.2, in the event of any valid Transfer by a Member permitted by Section 7.1, such Member (the “Initiating Member”, and together with any Selling Member, a “Transferring Member”) shall deliver written notice (a “Co-Sale Notice”) of its intention to initiate such Transfer (a “Tag Sale”) to Members holding Common Units, with such Co-Sale Notice including the number of Units such Initiating Member proposes to sell in such Tag Sale. Within 30 days after the delivery of a Co-Sale Notice (or such longer period as the parties mutually agree in writing), any Member holding Common Units may elect to participate in the contemplated Tag Sale by delivering irrevocable written notice to the Initiating Member (the “Tag-Along Notice”). If a Member has elected to participate in such contemplated Tag Sale (a “Participating Member”), then the Initiating Member and each Participating Member shall be entitled to Transfer a number of Units (excluding, for clarity, Profits Interest Units) in the contemplated Tag Sale as determined below. The number of Units each Participating Member shall be entitled to Transfer in the contemplated Tag Sale shall equal the aggregate number of Units to be sold in the Tag Sale multiplied by a fraction, the numerator of which is the number of Common Units held directly by such Participating Member and the denominator of which is the aggregate number of Common Units held directly by the Initiating Member and all Participating Members.
(ii)The Initiating Member shall decide whether or not to pursue, consummate, postpone or abandon any Tag Sale and the terms and conditions thereof. Neither the Initiating Member nor any of its Affiliates shall have any liability to the Company or any other Member under this Section 7.3 arising from, relating to or in connection with the pursuit, consummation, postponement or abandonment of any such Tag Sale except to the extent the Initiating Member shall have failed to comply with the provisions of this Section 7.3. To the maximum extent permitted by applicable law, in connection with any Tag Sale, the Initiating Member, each Participating Member and any Non-Selling Member hereby waive all claims in respect of any liability described in the immediately preceding sentence (including any claims for breach of fiduciary duty against an Initiating Member, Participating Member or Non-Selling Member arising out of or related to any Tag Sale and claims relating to the fairness of such Tag Sale). The Initiating Member shall use its commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Members in any contemplated Tag Sale, and the Initiating Member shall not Transfer any Units to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Participating Members, or (B) the Initiating Member agrees to purchase the Units that any Participating Member would have been entitled to Transfer pursuant to this Section 7.3 on the same terms as such Common Units shall be sold to the prospective transferee(s). In the event that a Participating Member delivers a Tag-Along Notice, the aggregate consideration payable upon consummation of such Tag Sale to the Initiating Member and the Participating Members in respect of their respective Units shall be apportioned and distributed pro rata among such Members based on the number of Common Units included in such Tag Sale by such Participating Member(s) and Initiating Member(s). If, within 30 days after the delivery of the Co-Sale Notice, the Participating Member does not deliver to the Initiating Member written notice of such Participating Member’s election to participate in the contemplated Transfer, then the Initiating Member shall be entitled to Transfer to the prospective transferee(s) the number of Units specified in the Co-Sale Notice on the terms and conditions specified therein (if any).
(iii)No Member shall be required to make representations other than customary fundamental representations and warranties related to authority, ownership and the ability to convey title to its Units. Except for customary confidentiality and non-solicit/no-hire agreements, none of the Members shall be required to execute any agreements with noncompete and/or other post-closing restrictive covenants in a Transfer pursuant to this Section 7.3. All such representations shall be made or provided by each Member severally, but not jointly. To the extent indemnification is required of the Members in connection with a tag-along transaction effected pursuant to this Section 7.3, the Members participating in such transaction shall be obligated to severally, but not jointly, on a pro rata basis (based on the number of Units sold) participate in any indemnification or other obligations that are part of the terms and conditions of such transaction; provided, that the obligations of each Member shall be capped at the proceeds received by such Member (absent fraud).

(iv)The closing of a Transfer pursuant to this Section 7.3(c) shall occur simultaneously and in no event later than 90 days from the date of the Co-Sale Notice (which may be extended to up to 180 days from the date of the Co-Sale Notice as necessary to obtain required governmental approvals); if such closing does not occur within such period, the Selling Member may not Transfer the proposed Units without first complying again in full with the provisions of Section 7.3.
(d)A Transferring Member shall have the right in connection with any Transfer pursuant to this Section 7.3 involving the sale of more than 10% of the outstanding Common Units (or in connection with the investigation or consideration of any potential such Transfer) to require the Board and the Company to reasonably cooperate with the Transferring Member in such prospective Transfer by taking commercially reasonable and customary actions reasonably requested by such Transferring Member, during normal business hours upon reasonable prior notice, and in a manner so as to not unreasonably interfere with the normal business operations of the Company or its Affiliates (including the Group Companies), including making the Group Companies’ relevant properties, books and records, and other assets reasonably available for inspection by such potential buyer(s), establishing a physical or electronic data room including materials customarily made available to potential buyer(s) in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions and procedures (including, in the case of any potential strategic buyer, commercially reasonable antitrust “clean team” procedures) as determined by the Board and provided that the Company will be entitled to withhold information from the Transferring Member or such potential buyer(s) if the disclosure of such information would (A) cause the attorney-client privilege thereof to be waived or (B) violate any Group Company’s existing confidentiality or non-disclosure agreements. The Board and the Company shall provide good faith assistance to the Transferring Member with respect to the actions described in this Section 7.3(d) as reasonably requested. All out-of-pocket costs, fees and expenses incurred by the Company under this Section 7.3(d) shall be borne by the Company. For the avoidance of doubt, nothing in this Section 7.3(d) shall require the Company to engage an investment banker or pay any investment banking fees or expenses.
(e)If a Member is a Blocker Corporation or is owned directly or indirectly in whole or in part by a Blocker Corporation, at such Member’s election, the Transferring Member shall use commercially reasonable efforts to permit the Blocker Seller to sell the shares of the Blocker Corporation in lieu of selling the Units held (directly or indirectly) by such Blocker Corporation in any Transfer pursuant to this Section 7.3 in exchange for consideration equal to the value of the Units held (directly or indirectly) by such Blocker Corporation (as appropriately adjusted for any partial sale). In addition, if a Blocker Seller desires to sell the shares of a Blocker Corporation, the provisions of this Section 7.3 shall apply to the sale of such shares mutatis mutandis. In connection with any such Transfer, (i) the consideration allocable to each Blocker Seller shall be appropriately adjusted to account for any assets (other than its direct or indirect interest in Units) or liabilities (other than tax liabilities attributable to the ownership of Units) of the Blocker Corporation in a manner determined in good faith by the Board; (ii) each Blocker Seller shall make customary representations (including that the Blocker Corporation has not had any material assets other than its direct or indirect interest in Units and any cash attributable thereto) and provide customary covenants with respect to the Blocker Corporation; (iii) if the purchaser in any Transfer contemplated by this Section 7.3 is legally or contractually precluded from acquiring the shares of the Blocker Corporation, or is unwilling to do so at any price, the consideration shall be allocated among the Units such that each Blocker Seller receives the same per-Unit consideration (after reduction for any taxes paid or payable by the Blocker Corporation in connection with the Approved Sale) as the other Members holding the same series or class(es) of Units.
Section 7.4Put Right. Notwithstanding anything to the contrary in this Agreement, at any time for tax, regulatory, or moral reasons, each Ares Investor shall have the option, exercisable in its sole discretion and without the consent of any other Member, to require the Company (or its designee) to purchase all of the Common Units then held by such Ares Investor for an aggregate purchase price of $1.00, by delivering written notice (the “Put Notice”) to the Company. The closing of such purchase shall occur as soon as reasonably practicable, but in any event no later than twenty (20) Business Days after the Company’s receipt of the Put Notice, subject to the Ares Investor delivering all such Common Units and a customary instrument of conveyance. The Ares Investor shall remain liable for any of its obligations outstanding as of the closing.

Section 7.5Right to Initiate Sale Event.
(a)Following the second anniversary of the Effective Date, subject to Section 7.3(b) (but, for the avoidance of doubt, not subject to Section 7.3(c)) Callaway shall have the right, subject to Section 7.5(e), to pursue and consummate a Member Sale or require the Company to initiate a sale process for all or any portion of Callaway’s Common Units (each, a “Sale Event”), by delivering written notice thereof to the Company (a “Sale Event Initiation Notice”).
(b)Promptly following receipt of a Sale Event Initiation Notice, Callaway shall select an independent nationally recognized investment bank (the “Independent Financial Advisor”) reasonably acceptable to LGP to assist the Company in soliciting offers for a Sale Event, and the Company shall, as promptly as reasonably practicable thereafter, engage such Independent Financial Advisor. Once the Independent Financial Advisor is selected as provided herein, the Company, acting through the Board, shall engage and instruct the Independent Financial Advisor to promptly take all necessary actions and steps to solicit offers for a Sale Event. The Company shall exercise commercially reasonable efforts to assist such Independent Financial Advisor in connection with such engagement, including the preparation of an offering memorandum and other descriptive materials and financial information regarding the Group Companies to be provided to interested parties and making management of the Group Companies available to meet with and make presentations to interested parties, in all cases during normal business hours and in a manner so as to not unreasonably interfere with the normal business operations of the Company or its Affiliates (including the Group Companies); provided, that any interested party that is a potential strategic third-party may be subject to commercially reasonable antitrust “clean team” procedures in connection with such third-party purchaser’s review of materials, as reasonably determined by the Board; provided, further, that the Company will be entitled to withhold information from any interested parties if the disclosure of such information would (i) cause the attorney-client privilege thereof to be waived or (ii) violate any Group Company’s existing confidentiality or non-disclosure agreements. All out-of-pocket costs, fees and expenses incurred in connection with a Sale Event shall be borne by Callaway; provided, that if any other Members participate in the Sale Event, such costs, fees and expenses incurred in connection with such Sale Event shall be borne proportionately between Callaway and such other participating Members on a pro rata basis (based on consideration to be received by such Members) in the Sale Event.
(c)The Company shall provide the Independent Financial Advisor with reasonable access during normal business hours upon reasonable prior notice, and in a manner so as to not unreasonably interfere with the normal business operations of the Company or its Affiliates (including the Group Companies), to (i) the book and records, including financial and accounting records, of the Group Companies and the Board and the Company shall afford such Independent Financial Advisor a meaningful opportunity to discuss such information regarding the business and operations of the Group Companies as such Independent Financial Advisor reasonably requires and (ii) such cash flow, earnings and other projections as the Independent Financial Advisor may reasonably request in connection with a Sale Event.
(d)For the avoidance of doubt, as long as a Transfer of Callaway’s Common Units occurs pursuant to a Sale Event, no approval of the Board shall be required for the consummation of such Transfer; provided, that Callaway and the Independent Financial Advisor shall keep the Board reasonably informed on a current basis and in reasonable detail of any Sale Event.
(e)Following the consummation of a Transfer pursuant to a Sale Event or the termination or abandonment of any Sale Event, Callaway may not commence a new Sale Event for a period of 12 months following the consummation of such Transfer or the termination or abandonment of the prior Sale Event (collectively, the “Cool-Off Period”). Notwithstanding the foregoing, if during the Cool-Off Period there is a material change in market conditions affecting transactions of the type contemplated by a Sale Event, upon request by Callaway, the Board may consent to Callaway commencing a new Sale Event during the Cool-Off Period (such consent to be considered in good faith and shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, Callaway shall have the ability to exercise its rights pursuant to this Section 7.5 to initiate a Sale Event no more than two times in total.
Section 7.6Rights of Assignees. Until such time, if any, as a transferee of any Transfer permitted pursuant to this Article VII is admitted to the Company as a Substitute Member pursuant to Section 7.8: (a) such transferee shall be an Assignee only, and only shall receive from the Company, to the extent Transferred, the distributions to which the Member which Transferred its Units would be entitled, (b) such Assignee shall not have any right or interest greater than that of the Units from which its interest is derived, (c) such Assignee shall be subject to all of the obligations of, and restrictions applicable to, the Units (or portion thereof) from which its interest is derived (including any applicable Equity Incentive Plan and/or Award Agreement), and (d) such Assignee shall not be entitled or enabled to exercise any other rights or powers of a Member (including any rights, if any, to participate in the management of the Company or any right to information concerning the business and affairs of the Company). In the event any Assignee desires to make a further assignment of any Units, such Assignee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as any Member desiring to make such an assignment.
Section 7.7Admissions, Withdrawals and Removals. No Person shall be admitted to the Company as a Member except in accordance with Section 3.3 or Section 7.8. No Member shall be entitled to retire or withdraw from being a Member of the Company, nor shall any Member be removed from the Company, except in accordance with Section 7.1. Notwithstanding the foregoing, if a Member holding only Profits Interest Units has had all of its Units forfeited, repurchased or redeemed pursuant to this Agreement, any applicable Equity Incentive Plan or the applicable Award Agreement(s) on the terms set forth herein and therein, such Member shall be deemed to have withdrawn from the Company effective as of such date. No admission, withdrawal, removal or redemption of a Member shall, in and of itself, cause the dissolution of the Company. Any purported admission, withdrawal, removal or redemption which is not in accordance with this Agreement shall be null and void.
Section 7.8Admission of Assignees as Substitute Members.
(a)An Assignee shall become a Substitute Member only if and when each of the following conditions is satisfied:
(i)the Assignee sends written notice to the Board requesting the admission of the Assignee as a Substitute Member and setting forth the name and address of the Assignee, the Units transferred, and the effective date of the Transfer;
(ii)the Board receives from the Assignee written instruments (including copies of any instruments of Transfer, such Assignee’s consent to be bound by this Agreement as a Substitute Member and confirmation that such Assignee is able to and does make each of the representations set forth in Section 11.2) that are in a form reasonably satisfactory to the Board; and
(iii)the Board consents in writing to such admission; provided, however, that the Board shall be required to admit as a Substitute Member any Assignee who acquires Units pursuant to and in accordance with Section 7.1.
(b)Upon the admission of any Substitute Member, the Member Schedule shall be updated by the Board to reflect the name, address and initial Units of such Substitute Member and to eliminate or adjust, if necessary, the name, address and then-current Units of the predecessor of such Substitute Member.
(c)Notwithstanding anything to the contrary contained herein, (i) upon the consummation of a Transfer of Common Units to an Assignee in compliance with this Agreement, such Assignee shall acquire such Units subject to the same restrictions on Transfer applicable to the transferor; and (ii) in the event that Callaway or its Permitted Transferee Transfers all of the Common Units then held by it to an Assignee, such Assignee shall succeed to (and shall be entitled to exercise) all of Callaway’s rights hereunder, subject to satisfaction of any applicable ownership thresholds contained herein; provided, that (A) Callaway’s rights under Section 7.5 and Callaway’s right to exercise the Monitoring Fee Consent Right, shall not be transferrable to such an Assignee and (B) with respect to such transferee, the reference to the “second anniversary of the Effective Date” shall automatically be deemed modified to refer to the second anniversary of the date on which such Assignee acquires all of the Common Units then held by Callaway or its Permitted Transferees.
Section 7.9Liability of Withdrawing Members. Withdrawal of any Member shall not relieve such Member of any liability incurred by or attributable to such predecessor Member prior to such Member’s withdrawal.
ARTICLE VIII
INITIAL PUBLIC OFFERING
Section 8.1IPO Reorganization.
(a)If the Board (subject to any approval rights under Section 6.9(g)) approves an Initial Public Offering, the Company and all Members shall be required to take reasonably necessary actions to effect an IPO Reorganization as determined by the Board. The Company shall be responsible for all reasonable expenses of effecting an IPO Reorganization and any related transactions (including any concurrent Initial Public Offering). In furtherance of the foregoing, each Member shall be required to (i) execute any and all documents and instruments reasonably requested to be executed to effect the intent and purposes of this Section 8.1, including any documents implementing an exchange of Units for equity interests of another entity included in the IPO Reorganization; (ii) make customary representations and warranties in connection therewith and (iii) execute reasonably requested letters of transmittal and powers of attorney and stock powers in connection therewith.
(b)In connection with any IPO Reorganization, to the extent determined by the Board, (i) all outstanding Units will be converted into or exchanged for shares of common stock of the Corporation (or, if an Up-C Structure is used, Units of the Company shall be exchanged for or converted into common units of the Company which shall be exchangeable for common stock of the Corporation), (ii) the number of shares of common stock in the Corporation (or common units of the Company) issued to the Members shall be allocated among the Members based upon the number of the Units held by such Members and (iii) the Board may implement a “high vote/low vote” structure under which the Corporation may have two or more classes of common stock with differing (including no) votes per share.
(c)In the event that the IPO Reorganization takes the form of an Up-C Structure, to the extent determined by the Board, the Members and Blocker Corporation owners shall be entitled to enter into a tax receivable agreement with the Corporation, which shall provide that the Members and Blocker Corporation owners shall be compensated in a customary manner with respect to the tax attributes realized by the Corporation that relate to the applicable Members or Blocker Corporations, including unamortized Section 743(b) basis adjustments attributable to the Units held by a Blocker Corporation prior to the Initial Public Offering, net operating loss carryforwards of a Blocker Corporation, and Section 743(b) basis adjustments realized by the Corporation upon an acquisition of Units by the Corporation from a Member in connection with or following the Initial Public Offering.
(d)The Company shall use commercially reasonable efforts to have any conversion or exchange of Units in an IPO Reorganization be in a manner intended to qualify as a reorganization under Section 368 of the Code and/or a transaction governed by Section 351 of the Code. In connection with any IPO Reorganization, each Blocker Corporation shall be entitled to merge with the Corporation or an affiliate thereof or engage in similar transactions pursuant to which each Blocker Seller exchanges their respective interests of the applicable Blocker Corporation for shares of the Corporation in a manner intended to qualify as a reorganization under Section 368 of the Code and/or a transaction governed by Section 351 of the Code; provided, that such Blocker Corporation must be a direct holder of all Units in which it has a direct or indirect interest prior to such merger or similar transaction; provided, further, that Callaway Parent shall be entitled to distribute its Callaway stock to its stockholders prior to engaging in any such transaction with the Corporation and the company shall reasonably cooperate with Callaway Parent in connection with any such distribution. Each Member and Blocker Corporation shall be permitted to implement any internal restructuring of any affiliated Blocker Corporations and special purpose vehicles so that any Blocker Corporation becomes a direct owner of Units to facilitate the transactions described in this Section 8.1.

(e)Subject to Section 6.9(g), no Member, in his, her or its capacity as such, will have the right or power to veto, vote for or against, amend, modify or delay an Initial Public Offering undertaken in accordance with the terms of this Agreement.
(f)Notwithstanding anything to the contrary herein, in the event that a Public Offering includes a secondary sale of Equity Securities by LGP or its Affiliates, Callaway shall have the right to participate in such secondary sale on a pro rata basis based on the relative number of Common Units held by LGP and Callaway immediately prior to such Public Offering.
Section 8.2Registration Rights. In connection with an Initial Public Offering, the Company shall cause the Corporation to enter into an agreement with the Members (as of immediately prior to such conversion or other transaction) to provide such Members with customary registration rights and coordination obligations with regard to their capital stock in the Corporation, in a form reasonably acceptable to Callaway, and which in any event shall provide Callaway with unlimited demand registration rights (provided, that the Company shall not be obligated to maintain more than one shelf registration statement or to undertake more than two underwritten offerings in any 12-month period), unlimited piggyback and S-3 registration rights and pro rata rights (based on Unit ownership) to participate in any Initial Public Offering (subject to customary pro rata cutbacks).
Section 8.3Lock-Up. Each Member hereby agrees (a) not to effect any sale, distribution or exchange of any equity securities of the Company or any Corporation or any securities convertible into or exchangeable or exercisable for equity securities of the Company or any Corporation, during the period beginning seven days prior to the “pricing” of such offering and ending (i) 180 days after the “pricing” of such offering (in the case of the Initial Public Offering) or (ii) 90 days after the “pricing” of such offering (in the case of any registered public offering of equity securities of the Company or any Corporation other than the Initial Public Offering), unless the underwriters managing such Initial Public Offering or such other registered public offering otherwise agree to a shorter period (which shorter period shall be equally applicable to all Members); and (b) to execute and deliver any reasonable lock-up agreement which is consistent with the provisions of this Section 8.3 and which may be required by the underwriters managing such Initial Public Offering or such other registered public offering. Notwithstanding anything to the contrary contained herein, Callaway shall be released from any applicable restrictions to the same proportional extent that any other Member is released from such restrictions in connection with the Initial Public Offering. Notwithstanding anything to the contrary contained herein (including the final sentence of this Section 8.3), if the Company, any Corporation, or the underwriters managing the Initial Public Offering or any other registered public offering of equity securities of the Company or any Corporation grant to any Member (or any holder or former holder of Units) any waiver, consent or release that permits any Transfer or other disposition of Equity Securities of the Company or any Corporation (or any securities convertible into, exercisable for or exchangeable for any such equity securities) prior to the expiration of the applicable period described in clause (a) above, then Callaway (and, if applicable, any Affiliate of Callaway that is a holder or former holder of Units) shall be released from the restrictions set forth in this Section 8.3 to the same extent, on the same terms and conditions, and at the same time as the Member (or holder or former holder of Units) receiving such waiver, consent or release, without any further action by Callaway. For the avoidance of doubt, any quantitative, temporal, volumetric, percentage-based, formulaic or other limitations, caps, cutbacks or staggered release mechanics applicable to any such waiver, consent or release shall apply to Callaway on a no less favorable basis, and the foregoing shall apply with respect to the Initial Public Offering and any other registered public offering of equity securities of the Company or any Corporation.
ARTICLE IX
BOOKS AND RECORDS; INFORMATION RIGHTS
Section 9.1Records and Reports. The Board shall cause to be kept, at the principal place of business of the Company or at such other location as the Board shall deem appropriate, ledgers, other books of account, and records of all receipts and disbursements, other financial activities, and the internal affairs of the Company.
Section 9.2Information Rights.

(a)Each Member (except, in the case of clauses (i) through (v) and clause (vii), Management Holder and any holder of Units that is a current or former employee) shall be entitled to receive from the Company:
(i)within 90 days after the end of each Fiscal Year, the audited financial statements of the Company, including an audited consolidated balance sheet of the Company as of the end of such Fiscal Year, and the related consolidated statements of income or operations and cash flows for the Company for such Fiscal Year, all prepared in accordance with GAAP;
(ii)within 60 days after the end of each of the first three quarters of each Fiscal Year, the unaudited quarterly financial statements of the Company, including an unaudited consolidated balance sheet of the Company as of the end of such quarter, and the related consolidated statements of income or operations and cash flows for the Company for such quarter, all prepared in accordance with GAAP;
(iii)within 30 days after the end of each month of each Fiscal Year, the unaudited monthly financial statements of the Company, including an unaudited consolidated balance sheet of the Company as of the end of such month, and the related consolidated statements of income or operations and cash flows for the Company for such month, all prepared in accordance with GAAP;
(iv)the Annual Budget for each Fiscal Year promptly following completion of the preparation thereof; provided, that such Annual Budget shall be delivered no later than 30 days after the commencement of a new Fiscal Year;
(v)upon such Member’s reasonable request, a detailed capitalization table for the Company;
(vi)tax reporting information applicable for such Member; and
(vii)a copy of all reports and notices provided to lenders of any Group Company promptly following delivery of such report or notice to such lender.
(b)Notwithstanding the foregoing, a Member’s right to receive the information set forth in Section 9.2(a)(iii), Section 9.2(a)(iv) and Section 9.2(a)(vii) shall cease at such time as such Member no longer beneficially owns or controls, directly or indirectly, at least 10% of its Initial Common Units.
(c)So long as a Member (other than Management Holder and any holder of Units that is a current or former employee) holds at least 5% of the issued and outstanding Units, the Company, shall allow such Member and its officers, employees, agents, accountants, counsel and other representatives reasonable access during normal business hours to inspect the Group Companies’ books and records, to make extracts and copies therefrom at such Member’s own expense and to have reasonable access to all of the Group Companies’ facilities, property and assets, and to discuss with any director, officer, manager, accountant or counsel of the Group Companies the operational and financial condition of the Group Companies; provided, that (i) any such access shall be conducted in a manner not to interfere with the businesses or operations of the Group Companies, and (ii) the Company shall not be required to disclose any information to any Member under this Section 9.2(c) if doing so would reasonably be expected to (A) violate any agreement or federal, state, provincial, municipal, local or foreign law, rule or regulation to which a Group Company is subject, or (B) result in the waiver of any legal privilege or work product protection of a Group Company.
Section 9.3Waiver of Statutory Information Rights. Without limiting the provisions of Section 9.2, no Member shall have any rights under Section 18-305(a) of the Act.
Section 9.4Callaway Reporting. Notwithstanding anything to the contrary contained herein, so long as Callaway or its Affiliates are required to include information regarding the Group Companies in Callaway’s or its Affiliates’ annual or quarterly financial reports or any other disclosure obligations required under applicable securities laws, the Company shall provide all relevant information required by

Callaway or its Affiliates on a timely basis to ensure Callaway or its Affiliates have sufficient time to meet their schedule for preparation, filing and public dissemination of such financial reports or disclosures; provided, that (a) such information shall be shared among the Company and Callaway or its Affiliates substantially consistent with the information practices occurring prior to the Effective Date as described on Schedule 9.4, (b) relevant information shall be shared from time to time no later than five Business Days after Callaway requests such information and (c) Callaway agrees to bear the incremental out-of-pocket third party costs incurred (if any) to make any relevant information compliant with Callaway’s or its Affiliate’s reporting obligations.
ARTICLE X
LIQUIDATION AND DISSOLUTION
Section 10.1Limitations. The Company may be liquidated and dissolved only pursuant to the provisions of this Article X, and the parties hereto do hereby irrevocably waive any and all other rights they may have to cause a liquidation or dissolution of the Company or a sale or partition of any or all of the Company Assets.
Section 10.2Exclusive Causes.
(a)Notwithstanding the Act, the following (and only the following) events shall cause the Company to be dissolved:
(i)by written election of the Board, subject to Section 6.9(g); or
(ii)at any time that there are no Members, unless the business of the Company is continued in accordance with the Act.
(b)To the fullest extent permitted by law, any liquidation or dissolution of the Company other than as provided in this Section 10.2 shall be a dissolution in contravention of this Agreement.
Section 10.3Effect of Dissolution. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until it has been wound up and its assets have been distributed as provided in Section 10.5 and its Certificate of Formation has been cancelled by the filing of a certificate of cancellation with the office of the Secretary of State of the State of Delaware. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.
Section 10.4No Capital Contribution Upon Dissolution. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member.
Section 10.5Liquidation.
(a)Subject to Section 6.9(g), upon dissolution of the Company, the Company shall thereafter engage in no further business other than that which is necessary to wind up the business, and the Board (or such other Person as the Board may determine) shall act as the “Liquidator” of the Company. A reasonable time shall be allowed for the winding up of the affairs of the Company in order to minimize any losses attendant upon such a winding up.
(b)Subject to Section 6.9(g), upon the occurrence of a dissolution of the Company, in the event the Board or Liquidator, as applicable, reasonably believes that it is prudent to do so, cash or other assets held in reserve may be placed in a liquidating trust or other escrow immediately prior to the termination of the Company in order to ensure that any and all obligations of the Company are satisfied. Subject to Section 6.9(g), upon a Liquidation Event, the Board or Liquidator, as applicable, shall apply and distribute the cash proceeds thereof and/or any other Company Assets as follows:

(i)first, to the creditors of the Company (including to Members who are creditors to the extent permitted by law) in satisfaction of liabilities of the Company, and to the setting up of any reserves for contingencies which the Liquidator may consider necessary or appropriate; and
(ii)second, to the Members, in accordance with Section 4.2.
(c)Notwithstanding Section 10.5(b), in the event that the Liquidator determines that an immediate sale of all or any portion of the Company Assets would cause undue loss to the Members, the Liquidator, in order to avoid such loss and to the extent not then prohibited by the Act, may either (i) defer liquidation of and withhold from distribution for a reasonable time any Company Assets except those necessary to satisfy, including the provision of reasonable reserves for, the Company’s debts and obligations, or (ii) distribute the Company Assets to the Members in kind in a manner otherwise in accordance with the distribution procedure of Section 10.5(b).
ARTICLE XI
MISCELLANEOUS
Section 11.1Amendments.
(a)Subject to Section 6.9(g), any provision of this Agreement may be amended, modified or waived with the approval of the Board.
(b)Any amendment, modification or waiver of this Agreement in accordance with this Section 11.1 shall be binding upon the Company and each Member.
(c)Upon the amendment, modification or waiver of this Agreement pursuant to this Section 11.1, the Company shall promptly (and in any event, within 10 Business Days), provide a written notice to LGP and Callaway at such Member’s address on the Member Schedule, setting forth the full details (or a copy) of such amendment, modification or waiver.
Section 11.2Representations and Warranties. Each Member (solely on behalf of itself and not with respect to any other party) hereby represents, warrants, covenants and acknowledges as follows:
(a)Authorization, etc. (i) It is duly formed and validly existing in good standing under the laws of the jurisdiction in which it is organized, with the full power and authority to carry on its business, to execute and deliver this Agreement; and (ii) its execution and delivery of this Agreement and the powers of attorney contained herein have been authorized by all necessary corporate or other action on its behalf, and this Agreement and the powers of attorney are its legally valid and binding obligations, enforceable against it in accordance with their respective terms.
(b)Compliance with Laws and Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the party’s obligations hereunder shall not conflict with, or result in any violation of or default under, any provision of any charter, bylaws, trust agreement, partnership agreement, limited liability company agreement or other governing instrument applicable to the party, or, to the best of the party’s knowledge, any material agreement or other instrument to which it is a party or by which it is bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to such party.
(c)Investment Representations.
(i)such Member is receiving the Units issued to such Member solely for such Member’s own account and with no intention of distributing or reselling such Units or any part thereof, or interest therein, in any transaction that would be in violation of the Securities Act, or any other federal or state securities laws;
(ii)such Member is either (i) an “accredited investor” (as such term is defined in Regulation D under the Securities Act), or (ii) an employee of or consultant to the Group Companies and received its Units in accordance with Rule 701 promulgated under the Securities Act;

(iii)such Member understands the full nature and risk of an investment in the Units and further acknowledges that it has had access to the books and records of the Company, is generally familiar with the business conducted by the Company has had an opportunity to ask questions concerning the Group Companies;
(iv)such Member understands and agrees that (x) the Units are being acquired by such Member in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom, (y) the Units have not been, and will not be, approved or disapproved by the SEC or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to such Member by the Company or any of its Affiliates and (z) no federal or state governmental agency has passed on or made any recommendation or endorsement of the Units or an investment in the Company; and
(v)such Member understands and acknowledges that (x) the Units have not been and will not be registered under the Securities Act, or the securities laws of any state, (y) unless the Units are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction and (z) there will not be any public trading market for Units, and as a result, such Member may be unable to sell or dispose of his, her or its interest in the Company.
Section 11.3Accounting. The books of the Company shall be kept on such method of accounting for financial reporting purposes as may be determined by the Board.
Section 11.4Entire Agreement. This Agreement, together with any Exhibits hereto and any joinder documents entered into after the Effective Date, constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements, understandings and negotiations, both written and oral, among the parties with respect to such subject matter.
Section 11.5Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement. Each Member hereby undertakes to take any action necessary or convenient to implement any matter approved in accordance with this Agreement.
Section 11.6Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by e-mail, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to a Member, to such Member as provided in the Member Schedule; and
If to the Company:    Topgolf Topco, LLC
c/o Leonard Green & Partners, L.P.
11111 Santa Monica Boulevard, Suite 2000
    Los Angeles, CA 90025
Attn: J. Kristofer Galashan; Josh Farran
    Email: **
with a copy (which shall
not constitute notice) to:    Ropes & Gray LLP
3 Embarcadero Center
San Francisco, CA 94111
Attn: Jason S. Freedman; Minh-Chau N. Le
Email: **

or to such other address or e-mail address as such Person may from time to time specify by notice to the Company; and if to a Member, to such Member at the address or e-mail address set forth on the Member Schedule. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by e-mail, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.
Section 11.7Governing Law. This Agreement, including its existence, validity, construction and operating effects, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to otherwise governing choice of law or conflict of laws principles.
Section 11.8Venue and Submission to Jurisdiction. Any and all suits, legal actions or proceedings arising out of this Agreement (including against any director or officer of the Company) shall be brought solely in the Court of Chancery of the State of Delaware and each Member hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of such suits, legal actions or proceedings. In any such suit, legal action or proceeding, each Member waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to it at its address set forth in Section 11.6. To the fullest extent permitted by law, each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in any such court and hereby further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties agrees that the exclusive choice of forum set forth in this Section 11.8 does not prohibit the enforcement of any judgment obtained in that forum or any other appropriate forum. Nothing set forth in this Section 11.8 affects the right to serve process in any other matter permitted by law.
Section 11.9Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and will inure to the benefit of the Members, their respective heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving Units, whether as Assignees, Substitute Members, Members or otherwise. Except as otherwise expressly provided herein, no Member or other party hereto may assign any of its rights or obligations under this Agreement.
Section 11.10Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of this Agreement as a whole.
Section 11.11Confidentiality.
(a)The Company may provide and furnish to the Members certain confidential and proprietary information concerning the business and affairs of the Group Companies that is not already generally available to the public, including information in connection with the organization and capitalization of the Company, financial statements and other financial information, information regarding the operations and trade secrets of the Group Companies and their businesses, and the terms of this Agreement (and the provisions hereof) (collectively, the “Confidential Information”). In addition, the Company agrees to provide Confidential Information to certain of the Members in accordance with Article IX. Notwithstanding anything to the contrary contained herein, “Confidential Information” shall not include (i) information generally available to or known by the public (other than as a result of disclosure in violation hereof), (ii) was within the possession of the Member or its Affiliates prior to disclosure to it from a source other than the Group Companies, (iii) is received by the Member or its Affiliates from a source other than the Group Companies; provided that, in the case of clauses (ii) and (iii) above, the Member and its Affiliates do not have knowledge that such source is bound by a confidentiality agreement with, or other obligation of confidentiality to, the Group Companies with respect to such information or otherwise prohibited from transmitting the information to the Member or its Affiliates by law, contractual obligation, fiduciary duty or otherwise, or (iv) is independently developed by the Member or its Affiliates without use of or reference to Confidential Information.
(b)Each Member will treat and hold the Confidential Information as confidential and deliver promptly to the Company, at the request and option of the Board at such time as the relevant Person ceases to be a Member, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control; provided, however, that (i) each Member may disclose Confidential Information (A) to such Member’s (1) Affiliates, (2) Permitted Transferees or (3) attorneys, accountants, consultants and other professional advisors having a need to know such information in the performance of their services to such Member, in each case so long as such Persons agree to keep such information confidential on terms substantially identical to the terms contained in this Section 11.11, (B) to authorized directors, officers, managers, partners, members, representatives, agents and employees of a Group Company and as otherwise may be proper in the course of performing such Member’s duties or obligations to the Group Companies, or enforcing such Member’s rights under this Agreement and the agreements expressly contemplated hereby, (C) if such disclosure is requested by any Governmental Entity having jurisdiction over such Member, (D) if such disclosure, based on the advice of outside counsel of such Member, is otherwise required by applicable law or listing requirements or to comply with disclosure obligations required under applicable securities laws and (E) to any prospective purchaser of such Member’s Units to the extent reasonably necessary in connection with a Transfer of such Units permitted under this Agreement; provided, that such prospective purchaser (1) shall have been advised of this Agreement and (2) shall have expressly agreed to be bound by a confidentiality agreement of which the Company is a third-party beneficiary and which contains provisions that are no less stringent in all material respects than the terms of this Section 11.11, and (ii) each Member may disclose Confidential Information (A) as part of such Member’s normal reporting, rating or review procedure (including tax reporting and/or normal credit rating and pricing processes), (B) in connection with such Member’s or its Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such Member’s (or any of its Affiliates’) Affiliates, auditors, accountants, attorneys or other agents or (C) to any lender, prospective lender or other financing source providing financing, directly or indirectly, to Callaway Parent or any Subsidiary of Callaway Parent or to any investor, prospective investor or other financing source providing equity, directly or indirectly, to Callaway Parent or any Subsidiary of Callaway Parent; provided, that such Persons who receive Confidential Information shall have been advised of the confidential nature of such information and have been instructed to keep such information confidential in accordance with the terms hereof.
(c)If any Member or such other Person is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Person will notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 11.11. If, in the absence of a protective order or the receipt of a waiver hereunder, any such Person is, on the advice of counsel, compelled to disclose any Confidential Information, such Person may disclose only the portion of the Confidential Information required to be disclosed; provided, however, that such disclosing Person will use its commercially reasonable efforts to obtain, at the request of the Company, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Company will designate. Nothing in this Section 11.11 shall prohibit any Person from reporting possible violations of federal law or regulation to any governmental agency or entity (including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any Inspector General), or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.
Section 11.12Non-Solicitation; Non-Hire. So long as Callaway holds at least 10% of its Initial Common Units, Callaway shall not, and shall cause its Affiliates not to, in each case, directly or indirectly: (a) solicit, encourage or induce any employee of the Group Companies to leave the employment of, or cease providing services to the Group Companies; or (b) employ or otherwise engage any employee of the Group Companies; provided, that this Section 11.12 shall not prevent Callaway or its Affiliates from (i) engaging in general solicitations for employees (including through the use of recruiting agencies) and employing any respondent thereto, so long as such solicitations are not directly targeted towards employees of the Group Companies, (ii) soliciting or hiring any person whose employment with a Group Company has terminated for a period of at least six months prior to such employment discussions with Callaway or its Affiliates, or (iii) soliciting or hiring any person who contacts Callaway or its Affiliates on his or her own initiative without any prior solicitation, provided that Callaway or its applicable Affiliate can reasonably demonstrate such person initiated such employment discussions.
Section 11.13Certain Rules of Construction. To the fullest extent permitted by law, the parties hereto intend that any ambiguities shall be resolved without reference to which party may have drafted this Agreement. All Article or Section titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with then-applicable generally accepted accounting principles; (c) “or” is not exclusive; (d) words in the singular include the plural, and words in the plural include the singular; (e) provisions apply to successive events and transactions; (f) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (g) “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import; (h) all references to “clauses,” “Sections” or “Articles” refer to clauses, Sections or Articles of this Agreement; and (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.
Section 11.14No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or be enforceable by, any creditor of the Company or any creditor of any Member. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto, except the provisions of Section 6.11 shall be enforceable by the Indemnitees and the provisions of Section 6.11(m) shall be enforceable by the Parent Indemnitors.
Section 11.15Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 11.16Waiver.
(a)No delay, failure or omission on the part of any party hereto in exercising any right, power, remedy or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement or otherwise available to any party under applicable law shall impair any such right, power, remedy or privilege, or affect the right of such party thereafter to exercise the same, or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power, remedy or privilege shall preclude the further exercise of such right, power, remedy or privilege, or the exercise of any other right, power, remedy or privilege. Any extension of time or other indulgence granted to any party hereunder will not otherwise alter or affect any power, remedy or right of any other parties, or the obligations of the party to whom such extension or indulgence is granted.
(b)The failure at any time of any party to require performance by any other parties of any responsibility or obligation provided for in this Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party of a breach of any provision of this Agreement by the other parties constitute a waiver of any succeeding breach of the same or any other obligation itself.
(c)No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.
Section 11.17Consents. Except as otherwise expressly provided herein, any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Member from the obligation to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter.
Section 11.18Company Name. If, at any time, the Company name shall include the name of, or any trade name used by, a Member or any of its Affiliates, neither the Company nor any other Member shall acquire any right, title or interest in or to such name or trade name.
Section 11.19Counsel. EACH MEMBER ACKNOWLEDGES THAT LATHAM & WATKINS LLP HAS REPRESENTED SOLELY CALLAWAY AND ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT AND THAT LATHAM & WATKINS LLP DOES NOT REPRESENT THE COMPANY OR ANY OTHER MEMBER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN THE COMPANY OR SUCH MEMBER AND LATHAM & WATKINS LLP (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT). EACH MEMBER AGREES (FOR ITSELF AND THE COMPANY) THAT IN ABSENCE OF ANY SUCH AGREEMENT LATHAM & WATKINS LLP SHALL OWE NO DUTIES TO THE COMPANY OR ANY MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT LATHAM & WATKINS LLP HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH MEMBER WITH RESPECT TO OTHER MATTERS, LATHAM & WATKINS LLP HAS NOT REPRESENTED THE INTERESTS OF THE COMPANY OR ANY MEMBER (OTHER THAN CALLAWAY AND ITS AFFILIATES), AS SUCH, IN THE PREPARATION OR NEGOTIATION OF THIS AGREEMENT. EACH MEMBER HEREBY EMPOWERS THE BOARD TO WAIVE, ON BEHALF OF THE COMPANY, ANY CONFLICT TO WHICH LATHAM & WATKINS LLP MAY REQUEST CONSENT (INCLUDING THE WAIVER OF ANY CONFLICT NECESSARY OR DESIRABLE TO PERMIT LATHAM & WATKINS LLP TO REPRESENT CALLAWAY AND ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT ON AN ONGOING BASIS).
Section 11.20Headings. The headings of all Articles and Sections contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not in any way affect the interpretation hereof.
Section 11.21Survival. Notwithstanding anything to the contrary contained herein, the provisions of Article II (Definitions), Section 3.9 (Liability of Members), Section 4.4 (Withholding and Indemnification), Section 6.11 (Indemnification by Company), Section 6.12 (Other Activities), and Article XI (Miscellaneous) (and any other provision herein necessary for the effectiveness of the foregoing sections) shall survive any (a) amendment or termination of this Agreement, (b) any Transfer by a Member and (c) the dissolution or termination of the Company.
Section 11.22Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.
Section 11.23Remedies. Each of the parties hereto acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that the rights of each party to the performance of the obligations of the other parties contemplated hereby are unique and monetary damages, even if available, would be an inadequate remedy therefor. In addition to and not in derogation of any other remedy available at law (or in equity) for such breach, the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, including the right of a party hereto to cause the other parties hereto to consummate the transactions contemplated by this Agreement. It is agreed that the parties hereto are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court as referred to in Section 11.8, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
Section 11.24Consent of Spouse. Each Member that is a married individual shall cause his or her spouse to execute and deliver to the Company a consent substantially in the form of Exhibit B attached hereto simultaneously with the execution and delivery of this Agreement by such Member. Within 10 days after any natural person becomes a Member after the date hereof or a Member marries, such Member shall have his or her spouse execute a consent substantially in the form of Exhibit B attached hereto.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.
TOPGOLF TOPCO, LLC

By:     /s/ J. Kristopher Galashan
Name:     J. Kristopher Galashan
Title:     President

LGP TG AGGREGATOR, LLC
By:     /s/ J. Kristopher Galashan
Name:     J. Kristopher Galashan
Title:     Senior Vice President

CALLAWAY TG HOLDCO INC.
By:     /s/ Patrick Burke
Name:     Patrick Burke
Title:     President